UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Universal Stainless & Alloy Products, Inc.

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Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

April 5, 2021

Dear Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., to be held at 10:00 a.m., local time, on May 5, 2021, at its Bridgeville Facility, 600 Mayer Street, Bridgeville, Pennsylvania 15017.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Please review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Annual Meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and your vote is important for proper corporate governance.

Please note that you will be required to wear a mask to attend the Annual Meeting. We also will require that you practice social distancing during the Annual Meeting. If you are experiencing any COVID-19 symptoms, you suspect that you may have COVID-19 or you were exposed to COVID-19 in the days leading up to the Annual Meeting, please do not attend the Annual Meeting. In addition, a non-contact temperature forehead scan will be administered upon entering the premises. Attendees with a scanned temperature of 100.4 degrees Fahrenheit or above will not be permitted to enter the facilities.

Thank you for your interest in Universal Stainless & Alloy Products, Inc.

Sincerely,

Dennis M. Oates

Chairman of the Board, President and Chief Executive Officer

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2021

The Annual Meeting of Stockholders will be held on May 5, 2021 beginning at 10:00 a.m., local time, at its Bridgeville Facility, 600 Mayer Street, Bridgeville, Pennsylvania 15017.

Only holders of the Company’s common stock at the close of business on March 19, 2021 will be entitled to vote at the Annual Meeting. A list of persons who were stockholders as of that date and time will be available for examination by any stockholder at the Annual Meeting and for the ten days prior to the Annual Meeting during regular business hours, at the Company’s executive offices located at 600 Mayer Street, Bridgeville, PA 15017. Stockholders as of the record date may vote in person or by proxy. At the Annual Meeting we will:

1.    Elect a Board of Directors;

2.    Vote on an advisory, non-binding resolution to approve the compensation for the Company’s named executive officers;

3.    Vote to ratify on an advisory, non-binding basis, the Company’s Tax Benefits Preservation Plan;

4.     Vote to approve the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan;

5.    Vote to approve the Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan;

6.    Vote to ratify the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2021; and

7.    Attend to any other business properly presented at the Annual Meeting.

Your Board of Directors unanimously recommends that you vote “FOR” each of the director nominees described in this Proxy Statement, “FOR” the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers, “FOR” the ratification on an advisory, non-binding basis, of the Company’s Tax Benefits Preservation Plan, “FOR” the approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan, “FOR” the approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan and “FOR” the ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2021.

This booklet includes the Universal Stainless & Alloy Products, Inc. Proxy Statement. Enclosed with this booklet are a proxy card and a return envelope that requires no postage if mailed within the United States. A copy of the Universal Stainless & Alloy Products, Inc. 2020 Annual Report on Form 10-K is also enclosed.

Attendees will be required to wear a mask and will be required to practice social distancing. Any stockholder who has experienced any COVID-19 symptoms, suspects that he or she may have COVID-19 or was exposed to COVID-19 in the days leading up to the Annual Meeting should not attend the Annual Meeting. In addition, a non-contact temperature forehead scan will be administered upon entering the premises. Attendees with a scanned temperature of 100.4 degrees Fahrenheit or above will not be permitted to enter the facilities.

By Order of the Board of Directors,

John J. Arminas

Vice President, General Counsel and Secretary

April 5, 2021

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2021.

This Proxy Statement, the 2021 President’s Letter and the 2020 Annual Report of Universal Stainless & Alloy Products, Inc. are available to review at: http://www.proxydocs.com/USAP.

April 5, 2021

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

600 MAYER STREET

BRIDGEVILLE, PENNSYLVANIA 15017

PROXY STATEMENT

For 2021 Annual Meeting of Stockholders

BACKGROUND

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal Stainless” or the “Company”), of proxies to be voted at this Annual Meeting of Stockholders. This Proxy Statement and form of proxy are first being sent or given to the stockholders on or about April 5, 2021. The cost of solicitation of proxies will be borne by Universal Stainless, including expenses incurred in connection with the preparation and mailing of this Proxy Statement. The solicitation will be by mail and may also be made personally and by telephone by directors, officers and employees of Universal Stainless, without any compensation, other than their regular compensation as directors, officers or employees. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s common stock, and Universal Stainless will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING PROCEDURES

Who May Vote

Universal Stainless common stockholders of record at the close of business on March 19, 2021 are entitled to vote at the Annual Meeting. Stockholders have one vote per share on each matter being voted on.

Voting Methods

Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card but do not mark any voting selections, your shares represented by your proxy card will be voted as recommended by the Board of Directors.

If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of Universal Stainless common stock. In order to vote your shares, you must give voting instructions to the “nominee holder” of your shares. Universal Stainless asks the nominee holders to obtain voting instructions from the beneficial owners of shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will be voted as instructed by the nominee holder.

Finally, you may vote in person if you attend the Annual Meeting. You may obtain directions to attend the Annual Meeting and vote in person by contacting the Corporate Secretary at (412) 257-7600.

If you intend on attending the Annual Meeting, you will need to bring a photo I.D. and proof of being a shareholder as of March 19, 2021. If you are a stockholder of record, your name will appear on the stockholder list that we will have at the Annual Meeting. If you are a beneficial owner, you will need to have your broker provide you with a letter of confirmation that you held Universal Stainless common stock on March 19, 2021.

We urge you to return the proxy card promptly. Unless the applicable stockholder specifies otherwise, shares covered by a signed proxy that is returned and not subsequently revoked will be voted “FOR” each of the director nominees described in this Proxy Statement, “FOR” the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers, “FOR” the ratification on an advisory, non-binding basis of the Company’s Tax Benefits Preservation Plan, “FOR” the approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan, “FOR” the approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan and “FOR” the ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2021.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	notifying the Secretary of Universal Stainless in writing that you have revoked your proxy;

•	sending a revised proxy dated later than the earlier proxy; or

•	voting in person at the Annual Meeting.

Quorum and Voting Information

A quorum is required to conduct business at the Annual Meeting. As of the record date, 8,894,822 shares of Universal Stainless common stock were issued and outstanding. A majority of the voting power of the issued and outstanding common stock, present in person or represented by proxy, constitutes a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold votes from director nominees, you will be considered part of the quorum. Broker non-votes also count as shares present for purposes of determining whether a quorum is present. Abstentions are tabulated with respect to each proposal (other than with regard to the election of directors).

Abstentions are not considered to be votes cast and thus will not have any effect on the outcome of any proposal to be considered at the Annual Meeting. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal in its discretion in the absence of voting instructions. The ratification of the appointment of Schneider Downs & Co. Inc. as the Company’s independent registered public accountants for 2021 is considered a routine matter with respect to which brokers will have the authority to vote in the absence of voting instructions. Brokers will not have the authority in the absence of voting instructions to vote in the election of directors or with respect to the approval of the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers, to ratify on an Advisory, Non-Binding Basis, the Company’s Tax Benefits Preservation Plan, to approve the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan, or the approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved and are not expected to have any effect on the outcome of any proposal to be considered at the Annual Meeting. The affirmative vote of a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required for the election of directors. With regard to the election of directors, votes may be cast in favor of nominees or withheld. Broker non-votes will not have any effect with regard to the election of directors.

Each of (i) the approval of the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers; (ii) the ratification on an advisory, non-binding basis of the Company’s Tax Benefits Preservation Plan; (iii) the approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan; (iv) the approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan and (v) the ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2021 require the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not have any effect with respect to these proposals.

Confidential Voting Policy

Universal Stainless maintains a policy of keeping stockholder votes confidential. Overall voting results for the matters considered at the Annual Meeting will be disclosed publicly in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

PROPOSALS YOU MAY VOTE ON

1.    Election of Directors

There are five nominees for election this year. Detailed information on each nominee is provided under the heading “Nominees for Election as Directors.” All directors are elected annually and serve a one-year term, until the next Annual Meeting and until their successors are duly elected and qualified. If any candidate is unable to stand for election at this Annual Meeting, the Board may reduce its size or designate a substitute. If a substitute is designated, shares represented by validly submitted and unrevoked proxies that would have been voted for the original candidate will be voted for the substituted candidate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEE DIRECTORS.

2.    Approval of the Compensation for the Named Executive Officers in an Advisory, Non-Binding Vote

Our stockholders are asked to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material. Our Board of Directors has adopted a policy to hold an annual advisory (non-binding) stockholder vote to approve the compensation of our named executive officers until the next stockholder vote on the frequency of such advisory votes. We are required to hold such frequency votes at least every six years, and we anticipate holding such a frequency vote at the 2023 Annual Meeting.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to provide compensation levels to attract and retain exceptional managerial talent for the present and future and to offer incentive-based programs (i) in order to challenge managers to support the corporate business goals from within their area of authority and (ii) in the interests of Company stockholders. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.

Highlights of our executive compensation programs include the following:

•	the Compensation Committee’s intention is for a substantial portion of the named executive officers’ compensation to be at risk;

•	the balance between annual and longer-term compensation achieves consistency in goal setting that considers both short term results and building a platform for future profitable growth;

•	incentive compensation is based on measurable and objective financial and business metrics;

•	award opportunities under the incentive programs are contingent on meeting performance targets that, in the view of the Compensation Committee, are significant challenges to management; and

•

the Company has stock ownership guidelines for its named executive officers, which call for a certain level of stock ownership, and are designed to further link their interests to increased stockholder value.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goal of offering total compensation consisting of base salary and incentive opportunities that are performance-oriented and linked to the interests of stockholders. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in that Proxy Statement.”

The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

3.    Ratification on an Advisory, Non-Binding Basis, the Company’s Tax Benefits Preservation Plan

The Company is asking its stockholders to ratify, on an advisory, non-binding basis, the Tax Benefits Preservation Plan, dated as of August 24, 2020 (the “Tax Benefits Preservation Plan”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”).

Overview

On August 24, 2020, the Board adopted the Tax Benefits Preservation Plan and declared a dividend of one right (a “Right”) for each of the Company’s issued and outstanding shares of common stock. The dividend was paid to the stockholders of record at the close of business on September 3, 2020 (the “Rights Record Date”). The Rights may cause substantial dilution to any person or group that acquires 4.95% or more of our outstanding common stock without the prior approval of the Board.

The Company adopted the Tax Benefits Preservation Plan in order to protect the availability of the Company’s existing net operating loss carryforwards (“NOLs”), tax credit carryforwards and other tax attributes (collectively, the “Tax Benefits”), which can potentially be utilized in certain circumstances to reduce the Company’s future income tax obligations. The Company has estimated U.S. federal NOLs of approximately $22.1 million, state NOLs of approximately $9.9 million, U.S. federal tax credit carryforwards of approximately $5.6 million and state tax credit carryforwards of approximately $0.3 million as of December 31, 2020.

The Company’s ability to use its Tax Benefits would be substantially limited if it were to experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code (“Section 382”). In general, a corporation would experience an ownership change if the percentage of the corporation’s stock owned by one or more “5% shareholders,” as defined under Section 382, increases by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Plan reduces the likelihood that changes in the Company’s investor base would limit the Company’s future use of its Tax Benefits, which would significantly impair the value of such Tax Benefits. The Company believes that since August 24, 2020, no ownership change has occurred to the date of this proxy statement.

Consistent with market practice, the Company engaged a nationally recognized accounting firm to prepare a Section 382 ownership change analysis prior to the adoption of the Tax Benefits Preservation Plan. The accounting firm’s study documented changes in ownership in recent years. The accounting firm found that Section 382 ownership changes generally fluctuated from 28.17% to 29.94%. In light of the high volatility in the Company’s stock price in the midst of the market disruptions caused by the COVID-19 pandemic, the Board determined to adopt the Tax Benefits Preservation Plan in order to prevent an inadvertent impairment of the Company’s Tax Benefits. Under the Tax Benefits Preservation Plan, the Rights are scheduled to expire no later than the close of business on August 24, 2023.

The Tax Benefits Preservation Plan and applicable law do not require stockholder approval or ratification of the Tax Benefits Preservation Plan. However, the Board considers a proposal for stockholders to ratify the Tax Benefits Preservation Plan to be a matter of good corporate governance. If the stockholders do not ratify the Tax Benefits Preservation Plan, the Board will consider, consistent with its fiduciary duties, whether to continue the Tax Benefits Preservation Plan in its current form, to amend one or more of its provisions, or to cause a termination of the Tax Benefits Preservation Plan prior to its currently scheduled expiration date. In weighing such alternatives, the Board will take into account a number of factors, including the nature of stockholders’ objections (to the extent discernible), then current market conditions, and the Board’s evaluation of the extent of the Company’s need to continue to prevent an inadvertent impairment of its Tax Benefits and to thereby preserve the Company’s ability to use its Tax Benefits to reduce potential future tax obligations.

Description of Tax Benefits Preservation Plan

The following summary of the Tax Benefits Preservation Plan does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan. A copy of the Tax Benefits Preservation Plan is attached to this proxy statement as Appendix A and incorporated by reference herein.

On August 24, 2020, the Board declared a dividend of one Right for each of the Company’s issued and outstanding shares of common stock. The dividend was paid to the stockholders of record at the close of business on the Rights Record Date. Each Right entitles the registered holder, subject to the terms of the Tax Benefits Preservation Plan, to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a price of $35.00 (the “Exercise Price”), subject to certain adjustments. The description and terms of the Rights are set forth in the Tax Benefits Preservation Plan.

Distribution and Transfer of Rights; Distribution Date; Rights Certificates

The Rights will expire at or prior to the earliest of (i) the close of business on August 24, 2023; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; (iv) the time at which the Rights are terminated upon the occurrence of certain mergers or other transactions approved in advance by the Board; and (v) the close of business on the date set by the Board following a determination by the Board that (x) the Rights Agreement is no longer necessary or desirable for the preservation of the Tax Benefits or (y) no Tax Benefits are available to be carried forward or are otherwise available.

Subject to certain exceptions specified in the Tax Benefits Preservation Plan, the Rights will separate from the shares of common stock and become exercisable following the earlier to occur of (i) the close of business on the tenth business day after a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 4.95% or more of the outstanding shares of Common Stock and (ii) the close of business on the tenth business day after the commencement by any person of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in such person becoming the beneficial owner of 4.95% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”). Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 4.95% or more of the outstanding common stock.

The Rights initially will trade with, and will be inseparable from, the related shares of common stock, and the registered holders of the shares will be deemed to be the registered holders of the Rights. Issuances of new shares of common stock after the Record Date but before the Distribution Date will be accompanied by new Rights. Prior to the Distribution Date, the Rights will be evidenced by the certificates for (or by the book entry account that evidences record ownership of) the common stock. After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of shares of our common stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the common stock.

Series A Preferred Stock Purchasable Upon Exercise of Rights

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one-thousandth interest in a share of our Series A Preferred Stock purchasable upon exercise of a Right should approximate the value of one share of our common stock, subject to adjustment.

Flip-In Trigger

Subject to the Company’s exchange rights described below, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the Exercise Price.

Flip-Over Trigger

In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right thereafter will have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the Exercise Price.

Exchange

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange each Right (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock per outstanding Right (subject to adjustment).

Redemption

At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price per Right. The redemption price will be subject to adjustment.

Amendments

The Board may amend or supplement the Tax Benefits Preservation Plan without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions,

(c) alter time period provisions, including the Expiration Date, or (d) make additional changes to the Rights Agreement that the Board deems necessary or desirable. However, from and after the date any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

Voting Rights; Other Stockholder Rights

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The Tax Benefits Preservation Plan includes anti-dilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

Certain Considerations Relating to the Tax Benefits Rights Plan

Anti-Takeover Effect

The triggering of the Rights may cause substantial dilution to any person or group that increases its ownership of our common stock to 4.95% or more of the outstanding common stock without the approval of the Board. As a result, the Tax Benefits Preservation Plan may have an “anti-takeover effect” because it may deter a person or group of persons from acquiring beneficial ownership of 4.95% or more of our common stock or, in the case of a person or group of persons that already own 4.95% or more of our common stock, from acquiring any additional shares of our common stock. The overall effect of the Tax Benefits Preservation Plan and the issuance of the Rights might be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, the Tax Benefits Preservation Plan is neither intended to prevent a takeover of the Company or a proxy contest. The Tax Benefits Preservation Plan is designed to protect the Company’s valuable Tax Benefits. Since the Board may cause an early termination of the Tax Benefits Preservation Plan or redeem the Rights prior to the Distribution Date, the Rights will not interfere with any merger or other business combination approved by the Board.

The Tax Benefits Preservation Plan is not expected to impact the day-to-day operations of the Company. The continuation of the existing outstanding Rights and the issuance of additional Rights in the future also is not expected to alter the financial condition of the Company, impede its business plans or alter its financial statements.

Future Use and Amount of the Tax Benefits is Uncertain

Our use of the Tax Benefits depends on our ability to generate taxable income in the future. We cannot assure you as to whether we will have taxable income in any applicable period or, if we do, whether such income or the Tax Benefits at such time will exceed any potential applicable limitation, including under Section 382.

Potential Challenge to the Tax Benefits

The current amount of the Company’s Tax Benefits has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”) or any other applicable taxing authority. The IRS or any other applicable taxing authority could challenge the amount of all or part of the Company’s Tax Benefits, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the Tax Benefits even if the Tax Benefits Preservation Plan is in place.

Continued Risk of Ownership Change

Although the Tax Benefits Preservation Plan is intended to diminish the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which an ownership interest may change in the future could, for example, be affected by purchases and sales of shares by stockholders holding 5% or less of our outstanding common stock, over which we have no control, and new issuances of shares by us, should we choose to do so.

Potential Effects on Liquidity

The Tax Benefits Preservation Plan is intended to deter persons or groups of persons from acquiring beneficial ownership of our common stock in excess of the specified limitations. A stockholder’s ability to dispose of shares of our common stock may be limited if the Tax Benefits Preservation Plan reduces the number of persons willing to acquire shares of our common stock or the amount they are willing to acquire. A stockholder may become an Acquiring Person upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our common stock and consult their own legal advisors and/or us to determine whether their ownership of the shares approaches the proscribed level.

Potential Impact on Value

The Tax Benefits Preservation Plan could negatively impact the value of our common stock by deterring persons or groups of persons from acquiring our common stock, including in acquisitions for which some stockholders might receive a premium above market value.

Vote Required and Board Voting Recommendation

Proposal 3 requires the affirmative vote of a majority of the votes cast at the meeting. The persons named as proxies for the Company intend to vote the proxies “FOR” Proposal 3, unless otherwise specified. Abstentions and broker non-votes will not have any effect with respect to these proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPANY’S TAX BENEFITS PRESERVATION PLAN.

4.    Approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan

On March 26, 2021, upon recommendation by the Compensation Committee, the Board approved, effective upon and subject to stockholder approval, the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan (the Amended and Restated 2017 Plan). If the Amended and Restated 2017 Plan is approved by our stockholders, it will authorize the issuance of 400,000 additional shares under the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan (the 2017 Plan). Any awards outstanding under the Universal Stainless & Alloy Products, Inc. Omnibus Incentive Plan or the Universal Stainless & Alloy Products, Inc. Stock Incentive Plan (the Prior Plans) on the date of stockholder approval of the Amended and Restated 2017 Plan will remain subject to and be paid under the Prior Plans, and any shares subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) will automatically become available for issuance under the Amended and Restated 2017 Plan.

The Board recommends that stockholders approve the Amended and Restated 2017 Plan. The purpose of the Amended and Restated 2017 Plan is to enhance the Company’s ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants and advisors, and to motivate such service providers to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The Amended and Restated 2017 Plan also allows the Company to promote greater ownership in the Company by such service providers in order to align their interests more closely with the interests of the Company’s stockholders. If the Company’s stockholders do not approve the Amended and Restated 2017 Plan, the Company’s ability to compensate its key service providers with equity compensation will be significantly limited.

If the Amended and Restated 2017 Plan is not approved, the Company may have to significantly increase cash-based compensation, which may not necessarily link compensation with stockholder value creation and which may use cash that could be better utilized if reinvested in the Company’s business.

The following includes aggregated information regarding overhang and dilution as of March 19, 2021:

•	There were 8,894,822 shares outstanding;

•	Total number of shares subject to outstanding equity awards (1,092,538 shares) represents an overhang percentage of 12.3%;

•

Overhang percentage excluding outstanding stock options with exercise prices greater than the closing price of our stock as reported by the Nasdaq Global Select Market on March 19, 2021 (368,788 shares) is 4.1%;

•	Proposed additional shares available for awards under the Amended and Restated 2017 Plan (400,000 shares) represent an overhang percentage of 4.5%;

•

Total number of shares subject to outstanding awards 1,092,538 shares plus the proposed additional shares for awards under the Amended and Restated 2017 Plan (400,000 shares) represents an overhang percentage of 16.8%; and

•

Total number of shares subject to outstanding awards, excluding outstanding stock options with exercise prices greater than the closing price of our stock as reported on the Nasdaq Global Select Market on March 19, 2021 (368,788 shares), plus the proposed additional shares for awards under the Amended and Restated 2017 Plan (400,000 shares) represents an overhang percentage of 8.6%.

Based on the closing price of our stock as reported by the Nasdaq Global Select Market on March 19, 2021 of $10.29 per share, the aggregate market value as of March 19, 2021 of the 400,000 additional shares requested under the Amended and Restated Plan 2017 was $4,116,000.

In determining the number of proposed shares under the Amended and Restated 2017 Plan, we evaluated a number of factors, including our historical and recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal.

We anticipate that the shares requested in connection with the approval of the Amended and Restated 2017 Plan will last for approximately four years.

We are cognizant of the fact that equity-based compensation dilutes stockholders’ equity and have carefully managed our equity-based compensation with that fact in mind. Our equity-based compensation program is intended to be competitive and to link compensation with stockholder value creation.

Corporate Governance Aspects of Amended and Restated 2017 Plan

As with the 2017 Plan, the Amended and Restated 2017 Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback. Awards are subject to clawback under any applicable Company clawback policy and all applicable laws requiring the clawback of compensation.

•	Forfeiture upon Cause Termination. Awards held by a participant may be forfeited upon the participant’s termination for “cause” (as defined in the Amended and Restated 2017 Plan).

•

Forfeiture upon Detrimental Conduct. All awards held by a participant, and certain profits received in connection with awards, may be forfeited if the participant engages in “detrimental conduct” (as defined in the Amended and Restated 2017 Plan).

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing without Stockholder Approval. The Amended and Restated 2017 Plan specifically prohibits the repricing of options or SARs without stockholder approval.

•	Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is 10 years.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. The Amended and Restated 2017 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants. The Amended and Restated 2017 Plan does not provide for automatic grants to any participant.

•	No Tax Gross-Ups. The Amended and Restated 2017 Plan does not provide for any tax gross-ups.

•

Dividends. We do not pay dividends or dividend equivalents on stock options, SARs or unearned performance shares under the Amended and Restated 2017 Plan; in addition, unlike the 2017 Plan, the Amended and Restated 2017 Plan will not pay dividends or dividend equivalents on restricted stock or unvested restricted stock units (RSUs).

•

Multiple Award Types. The Amended and Restated 2017 Plan permits the issuance of nonqualified stock options, incentive stock options, SARs, RSUs, restricted stock awards and other types of equity grants, subject to the share limits of the Amended and Restated 2017 Plan, as well as cash awards. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•

Share Limits. Unlike the 2017 Plan, the Amended and Restated 2017 Plan no longer contains certain provisions that were required for awards to certain covered employees (including cash awards) to be exempt from the deduction limit under Internal Revenue Code (“Code”) Section 162(m) (because such exemption has been repealed); however, the share limits that were contained in the 2017 Plan for purposes of Code Section 162(m) have been retained in the Amended and Restated 2017 Plan.

•	Independent Oversight. The Amended and Restated 2017 Plan is administered by the Compensation Committee, a committee of independent Board members.

•	Director Limits. The Amended and Restated 2017 Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

•

Minimum Vesting Conditions. The Amended and Restated 2017 Plan contains a minimum vesting period or performance period, as applicable, of at least one year for equity awards, subject to certain exceptions described below.

•

No Acceleration of Awards upon Liquidation or Dissolution. The Amended and Restated 2017 Plan provides that there will be no acceleration of the vesting of an award in connection with a dissolution or liquidation of the Company.

Summary of Significant Changes to 2017 Plan (as Contained in the Amended and Restated 2017 Plan)

The following features of the Amended and Restated 2017 Plan reflect significant changes to the 2017 Plan:

•	Increased number of shares available for awards;

•	The Amended and Restated 2017 Plan will not pay dividends or dividend equivalents on restricted stock or unvested RSUs; and

•

The Amended and Restated 2017 Plan no longer contains certain provisions that were required for awards to certain covered employees (including cash awards) to be exempt from the deduction limit under Code Section 162(m) (because such exemption has been repealed); however, the share limits that were contained in the 2017 Plan for purposes of Code Section 162(m) have been retained in the Amended and Restated 2017 Plan.

Summary of Amended and Restated 2017 Plan

The principal features of the Amended and Restated 2017 Plan are summarized below. The following summary of the Amended and Restated 2017 Plan does not purport to be a complete description of all of the provisions of the Amended and Restated 2017 Plan. It is qualified in its entirety by reference to the complete text of the Amended and Restated 2017 Plan, which is attached to this Proxy Statement as Appendix B.

Eligibility

Awards may be granted under the Amended and Restated 2017 Plan to officers, employees, non-employee directors, consultants and advisors of the Company and its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 19, 2021, six officers, thirty-five other employees, four non-employee directors and no consultants or advisors of the Company and its affiliates were eligible to participate in the Amended and Restated 2017 Plan.

Administration

The Amended and Restated 2017 Plan will be administered by the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which awards are granted and the terms and conditions of awards.

Number of Authorized Shares

The number of additional shares of common stock being authorized for issuance under the Amended and Restated 2017 Plan is 400,000 shares, representing 3.8% of the fully diluted Company common stock outstanding as of March 19, 2021. In addition, as of the date of stockholder approval of the Amended and Restated 2017 Plan, any awards then outstanding under the Prior Plan will remain subject to and be paid under the Prior Plan and any shares then subject to outstanding awards under the Prior Plan that subsequently expire, terminate or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Amended and Restated 2017 Plan. Up to 400,000 of the additional plan shares may be granted as incentive stock options under Code Section 422. The shares of common stock issuable under the Amended and Restated 2017 Plan will consist of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise.

If any award is cancelled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the Amended and Restated 2017 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the Amended and Restated 2017 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the Amended and

Restated 2017 Plan: (1) the payment in cash of dividends or dividend equivalents under any outstanding award; (2) any award that is settled in cash rather than by issuance of shares of common stock; (3) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award; or (4) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Awards to Non-employee Directors

The maximum value of awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed the following in total value (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes): (1) $1,000,000 for any non-employee Chair of the Board and (2) $500,000 for each non-employee director other than the Chair of the Board.

Share Limits

The Board has determined that the individual award limits from the 2017 Plan will remain in the Amended and Restated 2017 Plan, as follows: (i) for stock options or SARs, no more than 100,000 shares may be granted in any calendar year to any participant; (ii) for all other stock-based performance awards, no more than 80,000 shares may be granted in any calendar year to any participant; (iii) for annual cash incentive awards granted under the 2017 Plan, no more than $900,000 may be granted in any calendar year to any participant; and (iv) for all other cash-based performance awards granted under the 2017 Plan, no more than $500,000 may be granted in any calendar year to any participant.

Adjustments

Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than our common stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock, appropriate and proportionate adjustments will be made in the number and class of shares subject to the Amended and Restated 2017 Plan and to any outstanding awards, and in the option exercise price, SAR exercise price or purchase price per share of any outstanding awards, and to the other terms and conditions of outstanding awards, in each case in order to prevent dilution or enlargement of participant rights under the Amended and Restated 2017 Plan.

If a majority of our common shares are exchanged for, converted into or otherwise become shares of another corporation, the Compensation Committee may unilaterally amend outstanding awards under the Amended and Restated 2017 Plan to provide that such awards are for new shares. In the event of any such amendment, the number of shares subject to, and the option exercise price, SAR exercise price or purchase price per share of, and the other terms and conditions of, the outstanding awards will be adjusted in a fair and equitable manner as determined by the Compensation Committee. The Compensation Committee may also make such adjustments in the terms of any award to reflect, or related to, such changes in our capital structure or distributions as it deems appropriate.

Types of Awards

The Amended and Restated 2017 Plan permits the granting of any or all of the following types of awards:

•

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms and conditions, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years) and other conditions on exercise.

•

Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Amended and Restated 2017 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price of a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•

Restricted Stock, RSUs and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2017 Plan and any other terms and conditions determined by the Compensation Committee.

Dividends

Except in connection with certain adjustments, as described above under “Adjustments”, the Amended and Restated 2017 Plan does not permit payment of dividends or dividend equivalents on stock options, SARs or unearned performance shares. The Amended and Restated 2017 Plan also does not permit payment of dividends or dividend equivalents on restricted stock or unvested RSUs.

Clawback

All cash and equity awards granted under the Amended and Restated 2017 Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by the Company to implement such requirements and any other compensation recovery policies as may be adopted from time to time by the Company.

Forfeiture

The Company may annul a participant’s awards under the Amended and Restated 2017 Plan if the participant is separated from service for “cause” (as defined in the Amended and Restated 2017 Plan).

If a participant engages in “detrimental conduct” (as defined in the Amended and Restated 2017 Plan), the participant may be required to forfeit or pay to the Company the following:

•	any and all outstanding awards granted to the participant under the Amended and Restated 2017 Plan, including awards that have become vested or exercisable;

•

any shares held by the participant in connection with the Amended and Restated 2017 Plan that were acquired by the participant after the participant’s separation from service and within the 12-month period immediately before the participant’s separation from service;

•

the profit realized by the participant from the exercise of any stock options or SARs that the participant exercised after the participant’s separation from service and within the 12-month period immediately before the participant’s separation from service; and

•

the profit realized by the participant from the sale, or other disposition for consideration, of any shares received by the participant in connection with the Amended and Restated 2017 Plan after the participant’s separation from service and within the 12-month period immediately before the participant’s separation from service and where such sale or disposition occurs in such similar time period.

Performance Awards.

Subject to the minimum vesting conditions described below, the right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may reduce the amounts payable under any award subject to performance conditions. The Compensation Committee may determine that performance awards shall be granted, exercised or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise or settlement of the performance awards. The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for performance awards granted to any one participant or to different participants. Settlement of performance awards may be in cash, shares, other awards or other property. The Compensation Committee may reduce the amount of a settlement otherwise to be made in connection with such performance awards.

Minimum Vesting Conditions.

All awards (other than cash-based awards) approved under the Amended and Restated 2017 Plan after its effectiveness will be subject to a vesting period or performance period, as applicable, of at least one year. However, (1) up to five percent of the number of shares of common stock authorized for issuance under the Amended and Restated 2017 Plan may be issued without regard to the foregoing minimum vesting period, (2) the foregoing minimum vesting period will not apply in the event of death, disability, or other terminations of employment or service, or to awards granted in assumption of or in substitution for awards previously granted by an acquired company and (3) the Compensation Committee may waive the foregoing restrictions in the event of a change in control.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

The Board may provide in any award agreement, or in the event of a “change in control” (as defined in the Amended and Restated 2017 Plan) may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement, in connection with such change in control, of any stockholders’ outstanding awards or shares acquired pursuant thereto.

Under the Amended and Restated 2017 Plan, in the event of a change in control, outstanding awards under the Amended and Restated 2017 Plan will remain the Company’s obligation or be assumed by the surviving or acquiring entity, and there will be automatically substituted for our shares then subject to awards the consideration payable with respect to our outstanding shares in connection with the change in control. However, if such consideration is not solely common stock of the acquiror, the Compensation Committee may, with the consent of the acquiror, provide for the consideration to be received upon the exercise or settlement of awards, for each share subject to the award, to consist solely of common stock of the acquiror equal in fair market value to the per share consideration received by our stockholders pursuant to the change in control. If any portion of the consideration may be received by our stockholders pursuant to the change in control on a contingent or delayed basis, the Compensation Committee may determine such fair market value per share as of the time of the change in control on the basis of the Compensation Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any award that is not assumed or continued by the acquiror in connection with the change in control nor exercised or settled as of the change in control will terminate and cease to be outstanding effective as of the time of the change in control.

Additionally, the Compensation Committee may, without participant consent, determine that upon the occurrence of a change in control each or any award outstanding under the Amended and Restated 2017 Plan immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to the canceled award in (1) cash, (2) our stock or stock of a corporation or other business entity a party to the change in control or (3) other property that will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of our common stock in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

The Amended and Restated 2017 Plan provides that there will be no acceleration of the vesting of an award in connection with a dissolution or liquidation of the Company.

Term, Termination and Amendment of the Amended and Restated 2017 Plan

Unless earlier terminated by the Board, the Amended and Restated 2017 Plan will terminate, and no further awards may be granted, after the tenth anniversary of the date on which it is approved by stockholders. The Board may amend, suspend or terminate the Amended and Restated 2017 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the Amended and Restated 2017 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Plan Benefits

For each of the individuals and groups indicated, the total number of shares of our common stock subject to all stock awards, including options, that have been granted (even if not currently outstanding) under the 2017 Plan since inception through the record date, March 19, 2021, is as follows:

		Stock Options	RSUs	VIC Stock	BOD Comp Stock	Total
Dennis M. Oates	Chairman, President and CEO	40,200	48,372	11,682	—	100,254
Christopher T. Scanlon	V.P. Finance, Treasurer & CFO	26,000	11,380	274	—	37,654
Christopher M. Zimmer	Executive Vice President and Chief Commercial Officer	20,000	24,612	2,900	—	47,512
Graham McIntosh	Executive Vice President and Chief Technology Officer	18,500	23,929	2,146	—	44,575
John J. Arminas	Vice President, General Counsel & Corporate Secretary	13,500	3,540	—	—	17,040
All current executive officers		118,200	111,833	17,002	—	247,035
Christopher L. Ayers	Director	20,000	6,576	—	2,504	29,080
Judith L. Bacchus	Director	13,750	4,834	—	2,205	20,789
M. David Kornblatt	Director	20,000	6,576	—	2,504	29,080
Udi Toledano	Lead Director	20,000	6,576	—	2,504	29,080
All current directors who are not executive officers		73,750	24,562	—	9,717	108,029
All current and former employees, including all current officers who are not executive officers, as a group		273,650	55,000	6,802	—	335,452

New Plan Benefits

A new plan benefits table for the Amended and Restated 2017 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Amended and Restated 2017 Plan if the Amended and Restated 2017 Plan was then in effect, as described in the SEC proxy rules, are not provided because all awards made under the Amended and Restated 2017 Plan will be made at the Compensation Committee’s discretion, subject to the terms and conditions of the Amended and Restated 2017 Plan. Therefore, the benefits and amounts that will be received or allocated under the Amended and Restated 2017 Plan are not determinable at this time.

Equity Compensation Plan Information Table

Securities authorized for issuance under equity compensation plans at December 31, 2020 were as follows:

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (A)
Equity compensation plans approved by security holders	893,575	$20.00	336,835
Equity compensation plans not approved by security holders	—	—	—

Total	893,575	$20.00	336,835

(A)	Includes 310,142 shares of common stock not issued under the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan and 26,673 available under the 1996 Employee Stock Purchase Plan, as amended.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended and Restated 2017 Plan generally applicable to the Company and to participants in the Amended and Restated 2017 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock- or Cash-Based Awards. The U.S. federal income tax consequences of other stock- or cash- based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the Amended and Restated 2017 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Code Section 162(m). Code Section 162(m) limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended and Restated 2017 Plan, or to require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended and Restated 2017 Plan until all tax withholding obligations are satisfied.

Vote Required

Approval of the Amended and Restated 2017 Plan requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE UNIVERSAL STAINLESS &ALLOY PRODUCTS, INC. AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN.

5.    Approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan

On March 26, 2021, upon recommendation by the Compensation Committee of the Board of Directors approved an Amended and Restated Employee Stock Purchase Plan (the Amended and Restated ESPP), subject to stockholder approval.

The Amended and Restated ESPP:

•

Increase the number of shares authorized for issuance under the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan, as amended (the “Existing ESPP”) by 100,000 shares to a total of 400,000 shares, of which 126,673 would remain available for issuance;

•	Extends the expiration date of the Existing ESPP from June 30, 2021 to June 30, 2030;

•

Provides that purchase rights (as described below) held by a participant will automatically terminate if the participant ceases to be employed by a participating company (as described below) for any reason (under the Existing ESPP, purchase rights remain outstanding following a termination of employment due to death, disability, retirement or a leave of absence); and

•	Updates the definition of change in control to correspond to the definition in the Amended and Restated 2017 Plan.

The following summary description of the Amended and Restated ESPP is qualified in its entirety by reference to the Amended and Restated ESPP, which is attached hereto as Appendix C.

Description of the ESPP

Purpose. The Amended and Restated ESPP is intended to provide eligible employees of the Company and one or more of its corporate affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of the Amended and Restated ESPP, “corporate affiliate” means any company that is either a “parent corporation” or a “subsidiary corporation” of the Company (as determined in accordance with Section 424(e) or (f), respectively, of the Code), including any parent or subsidiary corporation which becomes such after the effectiveness of the Amended and Restated Plan.

Administration. The Amended and Restated ESPP is administered by the Compensation Committee. Subject to the express provisions of the Amended and Restated ESPP, to the overall supervision of the Board, and to the limitations of Section 423 of the Code, the administrator will have full authority to administer and interpret the Amended and Restated ESPP (a) in order to comply with the requirements of Section 423 of the Code and (b) in any other manner it believes to be desirable, and any such interpretation will be final and binding on all parties who have an interest in the Amended and Restated ESPP.

Purchase Periods. Stock will be offered for purchase under the Amended and Restated ESPP through a series of successive purchase periods until such time as the Amended and Restated ESPP will have been terminated as described below.

Each purchase period will generally have a duration of six months. Purchase periods generally will begin on January 1and July 1 of each year and end on June 30 and December 31 of each year, respectively.

Each participant will be granted a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the first business day of the purchase period and will be automatically exercised on the last business day of the purchase period.

Except as required by Section 423 of the Code, the acquisition of stock through participation in the Amended and Restated ESPP for any purchase period will neither limit nor require the acquisition of stock by the participant in any subsequent purchase period.

Eligibility and Participation.

Each eligible employee of the Company or a corporate affiliate may begin participation in the Amended and Restated ESPP on the first business day of any purchase period following his or her commencement of employment with the Company or any corporate affiliate. As of March 19, 2021, 556 employees were eligible to participate in the Amended and Restated ESPP.

The payroll deduction authorized by a participant for purposes of acquiring stock under the Amended and Restated ESPP may be any whole percentage not in excess of ten (10%) percent of the base compensation paid to be participant during the purchase period. A participant may discontinue his participation in the Amended and Restated ESPP as provided as described below, but no other change can be made during a purchase period and, specifically, a participant may not alter the amount of the participant’s payroll deductions for such purchase period. Payroll deductions will automatically cease upon the termination of the participant’s purchase right. For purposes of the Amended and Restated Plan, “base compensation” means the regular base earnings paid to an eligible employee during such individual’s period of participation in the Amended and Restated ESPP, plus (i) any salary deferral contributions made by such individual to the Company’s 401(k) plan during such period or contributions to a Code Section 125 plan and (ii) all overtime payments, bonuses, commissions, and other incentive payments, but excluding all contributions (other than Code Section 125 or Section 401(k) contributions) made by the Company or its corporate affiliates for such individual’s benefit under any employee benefit or welfare plan now or hereafter established.

Stock Subject to the Amended and Restated ESPP

The stock purchasable by participants under the Amended and Restated ESPP will, solely in the Board’s discretion, be made available from either authorized but unissued stock or from reacquired stock, including shares of stock purchased on the open market. The total number of shares which may be issued under the Amended and Restated ESPP will not exceed 126,673 shares (subject to adjustment described below). As of March 19, 2021, the closing price of our common stock on The Nasdaq Stock Market, LLC was $10.29 per share.

Adjustments. If any change is made to the stock purchasable under the Amended and Restated ESPP by reason of any stock dividend, stock split, combination of shares, recapitalization, or other change affecting the outstanding common stock of the Company as a class without receipt of consideration, appropriate adjustments will be made by the Board to (i) the class and maximum number of shares issuable over the term of the Amended and Restated ESPP, (ii) the class and maximum number of shares purchasable per participant under any one purchase right, and (iii) the class and number of shares and the price per share of the stock subject to each purchase right at the time outstanding under the Amended and Restated ESPP.

Purchase Rights.

The purchase price per share will be the lesser of (i) 85 percent of the fair market value of a share of stock on the date on which the purchase right is granted or (ii) 85 percent of the fair market value of a share of stock on the date the purchase right is exercised. For purposes of determining such fair market value, the fair market value of a share of stock on any date will be the closing price per share of the stock on such date, as reported on the Nasdaq National Market system. If there are no sales of stock on such day, then the closing price for the stock on the next preceding day for which such closing price is quoted will be the fair market value.

The maximum number of shares purchasable by any participant during any one purchase period will not exceed 100 shares (subject to adjustment described above).

Under no circumstances will purchase rights be granted under the Amended and Restated ESPP to any eligible employee if such individual would, immediately after the grant, own (within the meaning of Code Section 423(b) and Code Section 424(d), or hold outstanding options or other rights to purchase), stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or any corporate affiliate.

The amounts collected from a participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

A participant may terminate an outstanding purchase right under the Amended and Restated ESPP. The participant may not subsequently rejoin the purchase period for which such terminated purchase right was granted and may not participate in the next purchase period.

If a participant ceases to be employed by a participating company while his or her purchase right remains outstanding for any reason, or if there otherwise occurs a change in a participant’s employee status so that the participant is no longer an eligible employee while holding a purchase right, then the purchase right will immediately terminate upon the termination of employment or change in status, and all sums credited to the participant’s individual account under the Amended and Restated ESPP will be promptly refunded to the participant

The stock subject to the purchase right of each participant (other than participants whose purchase rights have previously terminated) will automatically be purchased on the participant’s behalf on the last business day of the purchase period.

If the total number of shares of stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Amended and Restated ESPP, the Amended and Restated ESPP administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of participants will, to the extent not applied to the purchase of stock, be refunded to the participants.

A participant will have no rights as a stockholder with respect to shares covered by his or her outstanding purchase right under the Amended and Restated ESPP until the shares are actually purchased on the participant’s behalf. No adjustments will be made for dividends, distributions or other rights for which the record date is before the date of such purchase.

No rights granted under the Amended and Restated ESPP will be assignable or transferable by the participant other than by will or by the laws of descent and distribution, and during the participant’s lifetime, the purchase right will be exercisable only by the participant.

In the event of a Change in Control (as defined in the Company’s 2017 Equity Incentive, as may be amended and/or amended and restated from time to time), all outstanding purchase rights under the Amended and Restated ESPP will automatically be exercised immediately before the effective date of such Change in Control by applying all sums previously collected from participants during the purchase period in which such transaction occurs to the purchase of whole shares of stock, subject however, to the 100 share limitation described above.

Accrual Limitation. No participant will be entitled to accrue rights to acquire stock pursuant to any purchase right outstanding under the Amended and Restated ESPP if and to the extent such accrual, when aggregated with (i) rights to purchase stock accrued under other purchase rights granted to the participant under the Amended and Restated ESPP and (ii) similar rights accrued by the participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its corporate affiliates, would otherwise permit the participant to purchase more than $25,000 in value of stock of the Company or any corporate affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the participant) for each calendar year such rights are at any time outstanding.

Amendment and Termination of the ESPP. The Board may from time to time alter, amend, suspend, or discontinue the Amended and Restated ESPP. However, that no such action will adversely affect purchase rights at the time outstanding under the Amended and Restated ESPP. In addition, no such action of the Board may, without the approval of the Company’s stockholders, increase the number of shares available under the Amended and Restated ESPP or the maximum number of shares that any one participant may purchase under the Amended and Restated ESPP during a single purchase period (except as described above), alter the purchase price formula so as to reduce the purchase price specified in the Amended and Restated ESPP, otherwise materially increase the benefits accruing to participants under the Amended and Restated ESPP, materially modify the requirements for eligibility to participate in the Amended and Restated ESPP, or take effect if stockholder approval is required under Code Section 423.

Effectiveness. The Amended and Restated ESPP will become effective on the first day of the initial purchase period scheduled to commence upon the later of (i) July 1, 2021 or (ii) the effective date of the S-8 Registration Statement covering the shares of stock issuable under the Amended and Restated ESPP. However, no purchase rights will be granted under the Amended and Restated ESPP until the Amended and Restated ESPP will have been approved by the Company’s stockholders. In the event stockholder approval is not obtained within 12 months after the date on which the Amended and Restated ESPP is adopted by the Board, the Amended and

Restated ESPP will terminate and have no further force or effect and all sums collected from participants during the initial purchase period thereunder will be refunded.

Termination. The Amended and Restated ESPP will terminate upon the earlier of (i) the last business day of the first purchase period ending in 2030 or (ii) the date on which all shares available for issuance under the Amended and Restated ESPP have been sold pursuant to purchase rights exercised under the Amended and Restated ESPP.

Costs. Costs and expenses incurred in the administration of the Amended and Restated ESPP will be paid by the Company.

New Plan Benefits. Benefits under the Amended and Restated ESPP will depend on participants’ elections to participate and the fair market value of the Company’s common stock at various future dates. As a result, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees. Each participant is limited to the $25,000 annual purchase restriction described above as well as the 100 share per-purchase period limit described above.

Plan Benefits

For each of the individuals and groups indicated, the total number of shares of our common stock that have been purchased under the Existing ESPP since inception through the record date, March 19, 2021, is as follows:

		Total
Dennis M. Oates	Chairman, President and CEO	2,500
Christopher T. Scanlon	V.P. Finance, Treasurer & CFO	600
Christopher M. Zimmer	Executive Vice President and Chief Commercial Officer	2,100
Graham McIntosh	Executive Vice President and Chief Technology Officer	1,400
John J. Arminas	Vice President, General Counsel & Corporate Secretary	788
All current executive officers		7,388
All current and former employees, including all current officers who are not executive officers, as a group		265,939

Reference is made to the Equity Compensation Table on page 17 of this proxy statement.

Federal Income Tax Considerations

THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE AMENDED AND RESTATED PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS A TAX ADVICE TO PARTICIPANTS IN THE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.

It is the intention of the Company to have the Amended and Restated ESPP qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Amended and Restated ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. The Company believes that the following federal income consequences normally will apply with respect to the Amended and Restated ESPP.

The payroll deductions withheld from a participant’s pay under the Amended and Restated ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the purchase period) or by virtue of the exercise of the option (which will take place on the last day of such purchase period). The federal income tax consequences of a sale or disposition of shares acquired under the Amended and Restated ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the Amended and Restated ESPP (other than any transfer resulting from death) within two years after the first day of the applicable purchase period or one year after the shares are acquired (the “Holding Period”), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

If a participant sells shares acquired under the Amended and Restated ESPP after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the purchase period over the option price (determined as if the option had been exercised on the first day of the purchase period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

The Company will not receive any income tax deduction as a result of issuing shares pursuant to the Amended and Restated ESPP, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.

Vote Required

Approval of the Amended and Restated ESPP will require the affirmative vote of a majority of the votes cast at the meeting, assuming the presence of a quorum. If the stockholders do not approve the amendment of the Amended and Restated ESPP, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN.

6.    Ratification of the Appointment of Schneider Downs & Co., Inc. as the Company’s Independent Registered Public Accountants for 2021.

The Audit Committee has appointed Schneider Downs & Co., Inc. (“SD”) as our independent registered public accountants for 2021. The Board has directed that the appointment of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. SD has served as our independent registered public accountants since 2003.

Stockholder ratification of the selection of SD as Universal Stainless’ independent registered public accountants is not required by Universal Stainless’ By-laws or otherwise. However, the Board of Directors is submitting the appointment of SD to the stockholders for ratification as a matter of what it considers to be best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will retain discretion as to whether or not to retain SD. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Universal Stainless and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SCHNEIDER DOWNS & CO., INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2021.

NOMINEES FOR ELECTION AS DIRECTORS

Dennis M. Oates, 68, has been a Director of Universal Stainless since 2007. Mr. Oates has been President and Chief Executive Officer of the Company since 2008. In 2010, Mr. Oates was elected to the additional role of Chairman of the Board of Directors. Mr. Oates served as Senior Vice President of the Specialty Alloys Operations of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, from 2003 to 2007. Prior to joining Carpenter in 2003, Mr. Oates served for five years as President and Chief Executive Officer of TW Metals, a distributor of metal products. Previously, he held the post of President and Chief Operating Officer for Connell Limited Partnership, a metals recycling and metal fabrication company. Mr. Oates began his career at Lukens Steel Company, a subsidiary of Lukens Inc., where he ultimately became President and Chief Operating Officer. Mr. Oates is a past Chairman of the North American Specialty Metals Council. Mr. Oates served as the Vice Chairman of the Specialty Steel Institute of North America from 2011 to 2016. In 2016, Mr. Oates became the Chairman of the Specialty Steel Institute of North America. Mr. Oates is a current Board Member of the National Association of Corporate Directors, Three Rivers Chapter.

The Board believes that Mr. Oates’s qualifications include among other things: extensive knowledge of the specialty steel industry and aerospace markets, significant leadership experience and a detailed understanding of the Company’s operations.

Christopher L. Ayers, 54, has been a Director of Universal Stainless since 2009. Mr. Ayers served as the President and Chief Executive Officer of WireCo WorldGroup, Inc., a leading producer of specialty steel wire ropes and high performance synthetic ropes, from 2013 to January 2017. Prior to that, Mr. Ayers served as an Executive Vice President of Alcoa Inc. and President of its Global Primary Products Business from 2010 to 2013. Prior to becoming President of that business, Mr. Ayers served as its Chief Operating Officer from 2010 to 2011. Mr. Ayers also served as the Chief Operating Officer of Alcoa Cast, Forged and Extruded Products from February 2010 to August 2010. From 1999 through 2008, Mr. Ayers served in various management roles at Precision Castparts Corp., a manufacturer of metal components and products, including as Executive Vice President from 2006 to 2008, President—PCC Forgings Division from 2006 to 2008, President—Wyman Gordon Forgings from 2004 to 2006 and Vice President/General Manager from 2003 to 2004. Mr. Ayers has served as a member of the Board of Directors of Arconic Inc. since 2017.

The Board believes that Mr. Ayers’ qualifications include among other things: extensive knowledge of the specialty steel industry and a detailed understanding of the Company’s operations.

Judith L. Bacchus, 57, has been a Director of Universal Stainless since 2018. Ms. Bacchus has been the Vice President and Chief Administrative Officer of Kennametal Inc., a global leader in the development and application of tungsten carbides, ceramics, super-hard materials and solutions used in metal cutting and mission-critical wear applications, since May 2019. Ms. Bacchus served as the Vice President and Chief Human Resources and Corporate Relations Officer of Kennametal Inc. from December 2015 to May 2019. Ms. Bacchus also served as Vice President of Human Resources Field Services at Kennametal from 2009 until 2011. She joined Kennametal in 2006 as Manager, Global Talent Acquisition. Prior to joining Kennametal, she served as Human Resources Director for Marconi Communications, the telecommunications arm of U.K.-based General Electric Corporation (GEC), which was acquired by Ericsson in 2005.

The Board believes that Ms. Bacchus’ qualifications include among other things: extensive knowledge of employee relations and a detailed understanding of the Company’s organizational structure.

M. David Kornblatt, 61, has been a Director of Universal Stainless since 2008. Since February 2014 until his retirement in July 2016, Mr. Kornblatt served as Director of Corporate Development of Triumph Group, Inc., a manufacturer of aircraft components and accessories. Prior to that, since 2009 Mr. Kornblatt was Executive Vice President, Chief Financial Officer and Treasurer of Triumph, and since 2007, Mr. Kornblatt was Senior

Vice President and Chief Financial Officer of Triumph. Prior to joining Triumph, Mr. Kornblatt held the post of Senior Vice President and Chief Financial Officer of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, which he joined in 2006. From 2002 until its acquisition by Johnson Controls, Inc. in 2005, Mr. Kornblatt was with York International Corporation, a supplier of heating, ventilation, air conditioning and refrigeration products, serving as Vice President of Finance for York Americas and then as Vice President and Chief Financial Officer. Mr. Kornblatt also serves as board member of numerous private companies owned by private equity firms.

The Board believes that Mr. Kornblatt’s qualifications include among other things: extensive knowledge of the aerospace markets and a detailed understanding of the financial and accounting aspects of the Company’s business.

Udi Toledano, 70, has been a Director of Universal Stainless since its founding in 1994. Mr. Toledano has served as Lead Director of the Company since 2010. Since 2013, Mr. Toledano has been the Chairman of Alleghany Capital Corporation, a subsidiary of Alleghany Corporation that oversees its private capital investments and acquisitions. Alleghany Corporation is an owner and operator of businesses with a core position in property and casualty reinsurance and insurance. Mr. Toledano managed UTA Capital LLC, a special situation investment fund, from 2010 until 2013 and was the President of AAT Capital, Inc., a private investment company, from 2008 to 2016. From 2000 until 2009, Mr. Toledano co-managed Millennium 3 Opportunity Fund, a venture capital fund. Mr. Toledano has served on boards of both public and private companies in various fields, including manufacturing, technology, software, real estate, consumer, and healthcare.

The Board believes that Mr. Toledano’s qualifications include among other things: experience in managing matters relevant to public companies at the board level and a detailed understanding of the financial and accounting aspects of the Company’s business.

THE BOARD OF DIRECTORS

The Board of Directors of Universal Stainless held twenty meetings during 2020. During 2020, the Audit Committee held four meetings; the Compensation Committee held five meetings and the Nominating and Governance Committee held four meetings. Each director attended at least 75% of the meetings of the Board of Directors and each Committee of which they were a member. The Company expects that its directors will attend annual stockholders meetings, and all directors then in office attended our annual meeting of stockholders last year.

The Board of Directors affirmatively has determined that Messrs. Ayers, Kornblatt and Toledano and Ms. Bacchus have no relationship with the Company other than as disclosed in this Proxy Statement and are independent under applicable Nasdaq rules.

As part of regular meetings, the Board of Directors oversees the executive officers’ management of risks relevant to the Company. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has delegated responsibility related to certain risks to the Audit Committee and the Compensation Committee. The Audit Committee is responsible for overseeing management of risks related to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent accountants and the performance of the Company’s internal audit function. The Compensation Committee is responsible for overseeing management of risks related to compensation of the Company’s executive officers and the Company’s equity-based and certain other compensation plans. The full Board of Directors regularly reviews reports from management on various aspects of the Company’s business, including related risks, tactics and strategies for addressing them.

Board Leadership Structure

The Board of Directors believes that Mr. Oates’s combined role of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders and that Mr. Oates is the individual best situated to serve as Chairman because of his detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, his familiarity with the Company’s business and industry and his ability to identify strategic priorities essential to the future success of the Company. The Board believes that this structure provides for clear leadership responsibility and accountability, while still providing for effective corporate governance and oversight by a Board of Directors with an independent Lead Director.

Mr. Toledano serves as the Board’s Lead Director. Mr. Toledano’s responsibilities as Lead Director include the following:

•	preside at all meetings of the Board of Directors at which the Chairman is not present, including meetings of independent directors held in executive session;

•	have the authority to call meetings of the independent directors when deemed appropriate;

•	serve as a liaison between the Chairman and the independent directors;

•	consult with the Chairman on agendas and schedules for Board and committee meetings; and

•	facilitate communication between the Board of Directors and the Company’s senior management.

The Lead Director assures that appropriate independence is brought to bear on important Board and governance matters. In addition, there is strong leadership vested in and exercised by the independent committee chairs, and each director may request inclusion of specific items on the agendas for Board and committee meetings.

Considering all of the above, the Board of Directors believes a combination of the Chairman and Chief Executive Officer functions is the best Board leadership structure and is in the best interests of the Company and its stockholders at this time.

Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that each member of each of these committees meets the independence standards under applicable SEC and Nasdaq rules. The Board of Directors has adopted a written charter for each of the standing committees. A current copy of the charter for each of these committees is available on the Company’s website at www.univstainless.com.

The Audit Committee currently consists of Mr. Kornblatt as Chair and Mr. Ayers, Ms. Bacchus and Mr. Toledano. The Audit Committee reviews the scope and timing of services of Universal Stainless’ independent registered public accountants. The Audit Committee reports on Universal Stainless’ financial statements following completion of the independent registered public accountants’ audit, and Universal Stainless’ policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee appoints the independent registered public accountants for the ensuing year, and the Chairman of the Audit Committee conducts reviews of financial reports with management of the Company and the Company’s independent registered public accountants. The Audit Committee has the opportunity to meet in executive session with the Company’s independent registered public accountants at each regularly scheduled Audit Committee meeting. The Board of Directors also has delegated to the Audit Committee responsibility for reviewing and approving related party transactions, which the Company defines as those required to be disclosed by applicable regulations of the SEC, as those regulations may be amended or modified from time to time. While the Audit Committee has no written policies for the review and approval of related party transactions, the Audit Committee will analyze any proposed related party transactions against reasonable business practices.

The Compensation Committee currently consists of Ms. Bacchus as Chair, and Mr. Ayers, Mr. Kornblatt and Mr. Toledano. The Compensation Committee reviews and authorizes the compensation and benefits of all officers of Universal Stainless, reviews general policy matters relating to compensation and benefits of employees of Universal Stainless and administers the Company’s equity compensation plans.

The Nominating and Governance Committee currently consists of Mr. Ayers as Chair, and Mr. Toledano, Ms. Bacchus and Mr. Kornblatt. The Nominating and Governance Committee recommends candidates to be nominated by the Board of Directors for election by the stockholders to serve on the Board of Directors and creates and maintains the overall corporate governance policies for the Company.

The Nominating and Governance Committee will consider candidates proposed by the stockholders of the Company, taking into consideration the needs of the Board of Directors and the candidate’s qualifications. While we do not have a formal diversity policy, in order to find the most valuable talent available to meet these criteria, the Board of Directors generally considers candidates’ diversity in geographic origin, background and professional experience. Our goal is to include board members with the skills and characteristics that, taken together, will facilitate a strong and effective Board of Directors. The Nominating and Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of our Board of Directors as a whole and its individual committees. The Nominating and Governance Committee’s evaluation process does not vary based on whether the candidate is recommended by a stockholder.

To have a candidate considered by the Nominating and Governance Committee and the Board of Directors, a stockholder must submit the recommendation in writing to the Company’s Secretary at the address given on the first page of this Proxy Statement and must fully comply with Section 15 of Article III of the Company’s Second Amended and Restated Bylaws, including by providing all of the information described in that section.

Advance written notice of a proposed nomination by a stockholder must be received by the Company’s Secretary by certified mail at the principal executive offices of the Company no later than (i) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days prior to the anniversary of the previous year’s annual meeting of stockholders, or (ii) with respect to an election of directors to be held at a special meeting of stockholders or at an annual meeting that is held more than 70 days prior to the anniversary of the previous year’s annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders.

Director Compensation

Members of the Board of Directors of Universal Stainless who are employed by Universal Stainless presently receive no additional remuneration for acting as directors. Universal Stainless currently compensates its non-employee directors at the rate of $30,000 per year, plus $3,750 for each regular quarterly meeting of the Board of Directors attended. In addition, Universal Stainless reimburses directors for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board of Directors and committee meetings. Each non-employee director is further entitled to compensation of $750 for attending each Board of Directors and committee meeting held in addition to the regularly scheduled quarterly meetings as referenced herein, up to a maximum calendar year payment of $10,000 for compensation relating to non-regularly scheduled meetings. In 2020 the Board of Directors agreed to accept $500 for each non-regularly scheduled meeting. In 2020, each of the non-employee directors elected at the May 2020 Board of Director meeting chose to take a portion of their compensation in the Company’s common stock at a 10% discount, provided that the director agreed to hold the stock for one year. Due to the negative impact of the Covid-19 pandemic on the Company’s operations and financial position, the Board of Directors took a 9% reduction in Board fees for the August 2020 and November 2020 Board and committee meetings.

The members of the Board of Directors of Universal Stainless who also serve as members of the Audit Committee, Compensation Committee or Nominating and Governance Committee receive $1,000 for each regularly scheduled Audit Committee, Compensation Committee or Nominating and Governance Committee meeting attended. Two regularly scheduled Audit Committee meetings typically are held in the first quarter of the year, and one meeting typically is held in each of the remaining quarters of the year. Four regularly scheduled Compensation Committee meetings and Nominating and Governance Committee meetings ordinarily are held during the year.

Certain members of the Board of Directors of Universal Stainless are also eligible for the grant of options under the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan. “Eligible Directors” are directors who are not employees of Universal Stainless and do not own in excess of 5% of the Company’s outstanding common stock. Eligible Directors are granted options to purchase 5,000 shares per year of common stock in four equal installments of 1,250 shares. The installments are granted on May 31, August 31, November 30 and February 28 of each year. The per share exercise price is equal to the closing price of a share of the Company’s common stock on The Nasdaq Global Select Market for the trading day immediately preceding the date of the grant. Options granted to Eligible Directors vest in three installments beginning on the first anniversary of the grant date, at which time 33.33% of the options representing whole shares will vest. On the second anniversary of the grant date, an additional 33.33% of the options representing whole shares will vest, and the remainder of the options will vest on the third anniversary of the grant date. Options granted to Eligible Directors will expire on the 10th anniversary of the grant date. In addition, Eligible Directors are granted Restricted Stock Units (RSUs) on May 31 of each year in an amount intended to have a value that is equivalent to the accounting value of 5,000 options at that time. RSUs granted to Eligible Directors vest in three equal annual installments beginning on the first anniversary of the grant date. All of the current directors who are not employees of Universal Stainless are Eligible Directors.

If an Eligible Director ceases to serve as a director of Universal Stainless, the options that were previously granted to that director and that are vested as of the date of such cessation may be exercised by the director after the date that the director ceases to be a director of Universal Stainless and until the expiration date of such options for options granted on or prior to February 2, 2013. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries due to the Company’s mandatory retirement policy for directors, the options that were previously granted to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries and until the expiration date of such options. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries and has had ten years of service with the Company as a Director or as an employee, the options that were granted subsequent to February 2, 2013 to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries and until the expiration date of such options. If an Eligible Director dies while a director of Universal Stainless, the options that have been previously granted to that director and that are vested as of the date of his or her death may be exercised by the administrator of the director’s estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. Except as described above, unvested options will expire on the date an Eligible Director ceases to serve as a director of Universal Stainless. In no event, however, may any option be exercised after the expiration date of such option.

2020 Non-employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Christopher L. Ayers	$69,042	$13,697	19,117	$101,856
Judith L. Bacchus	$69,042	$13,697	19,117	$101,856
M. David Kornblatt	$69,042	$13,697	19,117	$101,856
Udi Toledano	$69,042	$13,697	19,117	$101,856

(1)	In 2020, Messrs. Ayers, Kornblatt, Toledano and Ms. Bacchus each received 2020 shares of the Company’s common stock in lieu of a portion of their annual fees.

(2)	Amounts in this column reflect (a) the incremental value of the shares of the Company’s common stock received by each non-employee director in lieu of their annual fees for 2020 and (b) the full grant date fair values of RSUs granted during the fiscal year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation. Each current non-employee director had stock awards outstanding (all of which were RSUs) with respect to the following numbers of shares as of December 31, 2020: Messrs. Ayers, Kornblatt and Toledano 3,208 and Ms. Bacchus 3,193.

(3)	Amounts in this column reflect the full grant date fair values of option awards granted during the fiscal year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Compensation—Stock Compensation. The assumptions made in calculating the grant date fair values of the option awards are set forth in Note 12 to the Company’s audited financial statements for the year ended December 31, 2020, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020. As of December 31, 2020, each current non-employee director of the Company had the following number of option awards outstanding: Messrs. Ayers, Kornblatt and Toledano 70,004 and Ms. Bacchus 3,336.

Stock Ownership Guidelines

Non-employee directors are expected to have direct ownership of at least 5,000 shares of the Company’s common stock prior to five years from the date of their initial election to the Board of Directors. Subject to limited exceptions, until a director reaches the applicable ownership amount, the director may not sell shares of the Company’s common stock without obtaining prior approval of the Board of Directors. The Board of Directors has determined that each director has achieved the applicable ownership amount to be in compliance with the guidelines or is making acceptable progress to achieving such ownership.

Mandatory Retirement Policy

The Board of Directors has adopted a mandatory retirement policy with respect to the Company’s directors. Under the policy, directors who attain the age of 75 prior to an annual meeting of the Company’s stockholders are not eligible to be nominated for re-election to the Company’s Board of Directors at that annual meeting.

Stockholder Communications with Directors

The Board of Directors has approved a process for stockholders to communicate with its members. Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board of Directors as a whole, to a particular director, to the non-employee directors as a group or any other group of directors or committee of the Board, in care of the Corporate Secretary of Universal Stainless & Alloy Products, Inc. at the address given on the first page of this Proxy Statement. Unless the communication is primarily commercial in nature or pertains to a topic that is irrelevant or improper for director consideration, the Secretary will forward the communication to the director or directors to whom it is addressed. Any communication involving solely a request for information about the Company, such as an inquiry about stock-related matters, may be handled directly by the Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of common stock of Universal Stainless, as of March 19, 2021, except as noted below, by (i) each stockholder known to Universal Stainless to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Universal Stainless, (iii) each of the named executive officers of Universal Stainless and (iv) all directors and executive officers of Universal Stainless as a group. As of March 19, 2021, there were 8,894,822 shares of the Company’s common stock issued and outstanding. In each case, except as otherwise indicated in the footnotes to the table, the number of shares shown in the second column are owned directly by the entities, individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by a director or executive officer does not constitute an admission that such shares are beneficially owned by the director or executive officer for any other purpose.

	BENEFICIAL OWNERSHIP(1)
Name	Number of Shares	Percent of Total
Royce & Associates, LP(2)	842,239	9.5%
Dimensional Fund Advisors LP(3)	650,888	7.3%
22NW, LP(4)	593,018	6.7%
Minerva Advisors, LLC(5)	462,366	5.2%
Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC(6)	454,359	5.1%
Christopher L. Ayers(7)(8)	94,978	1.1%
Dennis M. Oates(7)(9)	236,664	2.6%
Judith L. Bacchus(7)(8)	11,224	*
M. David Kornblatt(7)(8)	96,978	1.1%
Udi Toledano(7)(8)(10)	157,278	1.8%
Christopher T. Scanlon(7)(9)	22,154	*
Christopher M. Zimmer(8)(9)	157,460	1.8%
Graham McIntosh(7)(9)	72,010	*
John J. Arminas(7)(9)	13,593	*
All Executive Officers and Directors as a Group (nine persons)(11)	862,339	9.3%

*	Less than 1%.

(1)	For purposes of this table, “beneficial ownership” is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Address is: 745 Fifth Avenue, New York, NY 10151. The information provided is based solely on a Schedule 13G/A filed by Royce & Associates, LP on January 27, 2021. Royce & Associates, LP is reported therein as having sole voting power and sole dipositive power over 842,239 shares.

(3)	Address is: Building One, 6300 Bee Cave Road, Austin, TX 78746. The information provided is based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 16, 2021. Dimensional Fund Advisors LP is reported therein as having sole voting power over 622,164 shares and sole dipositive power over 650,888 shares.

(4)	Address is: 1455 NW Leary Way, Suite 400, Seattle, WA 98107. The information provided is based solely on a Schedule 13G filed by 22NW, LP on February 12, 2021. NW22, LP is reported therein as having sole voting power and sole dipositive power over 593,018 shares.

(5)	Address is: 50 Monument Road Suite 201 Bala Cynwyd, PA 19004. The information provided is based solely on a Schedule 13G/A filed by Minerva Advisors, LLC on February 9, 2021. Each of Minerva Advisors, LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc., and David P. Cohen are reported therein as having sole voting power and sole dispositive power over 355,826 shares, and each of Minerva Advisors, LLC and David P. Cohen are reported therein as having shared voting power and shared dispositive power over 106,540 shares.

(6)	Address is: Ameriprise Financial, Inc., 145 Ameriprise Financial, Inc., Ameriprise Financial Center, Minneapolis, MN 55474 or Columbia Management Investment Advisers, LLC, 225 Franklin St., Boston, MA 02110. The information provided is based solely on a Schedule 13G/A filed by Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC on February 12, 2021. Each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC are reported therein as having shared voting power and shared dispositive power over 454,359 shares.

(7)	Address is: c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017.

(8)	Includes options to purchase 68,754, 4,170, 68,754 and 68,754 shares of common stock for Mr. Ayers, Ms. Bacchus, Mr. Kornblatt and Mr. Toledano, respectively, which have vested or will vest within 60 days of the date of this Proxy Statement.

(9)	Includes options to purchase 83,600, 13,750, 36,500, 22,875 and 4,625 of common stock for Messrs. Oates, Scanlon, Zimmer, McIntosh and Arminas, respectively, which have vested or will vest within 60 days of the date of this Proxy Statement.

(10)	Includes 17,000 shares of common stock of Universal Stainless owned by Mr. Toledano’s wife, with respect to which Mr. Toledano disclaims any beneficial ownership.

(11)	Includes options of all the directors and executive officers of the Company as of March 19, 2021 to purchase an aggregate of shares of common stock which have vested or will vest within 60 days of the date of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objective

The Company’s Compensation Committee is responsible for establishing and administering the Company’s policies governing the compensation of its executive officers, who are appointed by the Company’s Board of Directors. The Compensation Committee is composed entirely of independent directors. The primary objectives of the Company’s executive compensation program are to attract, motivate and retain the executive talent needed to achieve the Company’s business strategies and long-range plans and to create and sustain stockholder value in a competitive environment.

The Compensation Committee employs the following principles to provide an overall framework for the compensation of the Company’s executive officers:

•	reward strong performance;

•	motivate executive officers to perform at a higher level;

•	tie a meaningful portion of executives’ total compensation to the Company’s annual and long-term performance and the creation of stockholder value;

•	encourage executives to manage from the perspective of stockholders as a result of their equity stakes in the Company;

•	offer compensation opportunities that attract and motivate qualified talent; and

•	retain those with the leadership abilities and skills necessary for building long-term stockholder value.

Compensation Categories

The Compensation Committee considers all elements of compensation when determining total compensation and the individual components of total compensation. The Compensation Committee allocates total compensation between that being paid currently and long-term compensation, cash and non-cash compensation and equity and other forms of non-cash compensation. The Compensation Committee believes that each of these compensation categories provides incentives and rewards to address different elements of the compensation program’s objective, and when considered together serve to achieve the Company’s overall compensation objectives.

The Compensation Committee examines each of the compensation principles to determine the basis for allocating compensation to each different form of award. For example, the Compensation Committee examines the relationship of the award to the achievement of the Company’s long-term goals, management’s exposure to downside equity performance risk and the analysis of the cost to the Company versus expected benefit to the executive. As part of this analysis, the Compensation Committee believes that a meaningful portion of each executive’s compensation should be placed at-risk and linked to the accomplishment of results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives.

The Compensation Committee recognizes that currently paid cash compensation provides the Company’s executives with short-term rewards for success in achieving individual and Company performance goals. Currently paid cash consideration includes base salary and annual cash incentive compensation. The Compensation Committee believes that providing executives with competitive currently paid cash consideration is a central element of attracting, retaining and motivating qualified executives.

The Compensation Committee believes that currently paid non-cash compensation in the form of limited and reasonable perquisites provides the Company’s executives with similar benefits as currently paid cash compensation. Items of currently paid non-cash compensation for certain named executive officers include a Company provided vehicle or car allowance, Company-sponsored health insurance and other non-cash benefits.

The Compensation Committee believes that long-term compensation is best provided by stock awards to management, which ties a meaningful portion of management’s compensation to the Company’s long-term performance and success. Equity compensation items such as stock options, restricted stock units (RSUs) and the Company’s employee stock purchase program are intended to align the executives’ compensation potential with the performance of the Company and the creation of value for our stockholders.

Evaluation of Stockholder “Say on Pay” Vote Results

When establishing or modifying the Company’s compensation programs and arrangements for 2020 and its ongoing compensation philosophies and practices, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation, or “say on pay” vote, which occurred at our annual meeting in 2020. In that vote, approximately 96.2% of the votes cast approved our compensation programs and policies. The Compensation Committee believes that the strong support from our stockholders for the say on pay vote is evidence that the Company’s stockholders overall believe that our pay-for-performance policies are working and that those policies are aligned with our stockholders’ interests.

Compensation Elements

Our executive compensation program consists primarily of the following elements:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the 2020 base salaries of the executive officers other than the Chief Executive Officer, the Compensation Committee and our Chief Executive Officer considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the historical base salary of the individual, the terms of the individual’s employment agreement and the recommendations from the Chief Executive Officer. The Compensation Committee considered these same factors in establishing the base salary of the Chief Executive Officer, as well as additional factors such as the Chief Executive Officer’s industry experience and profile. In addition, the Compensation Committee considered competitive market practices with respect to these salaries based on the Compensation Committee members’ knowledge of the market and publicly-available data on certain competitor companies provided by management, although it did not set base salaries according to specific benchmarking standards.

The salaries of the executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities, and modified for merit, the general performance of the Company, the executive’s success in meeting or exceeding individual performance objectives and if significant corporate goals were achieved. If necessary, the Compensation Committee also reviews base salaries with market levels for the same positions in the companies of similar size to the Company. The terms of the employment agreements with the executive officers are also considered in the annual salary review process. In addition, the Compensation Committee also evaluates the performance of the Company and general market conditions. In light of the negative impact of the COVID-19 pandemic on the Company’s operations and financial position, the base salaries for members of executive management were reduced by 10% during the fourth quarter of 2020.

Annual Incentive Compensation

Historically, the Compensation Committee has utilized a variable incentive compensation plan intended to align the compensation with the performance expectations of the Board of Directors to motivate and reward executive officers and senior management for the achievement of Company performance metrics. The performance metrics have been developed with consideration to the annual budget. The budget plan for a given fiscal year is developed at the business unit and corporate levels and is then reviewed and approved by our Board of Directors. Each of the executive officers and other members of senior management are eligible for variable incentive compensation expressed as a percentage of their individual base salary. Performance criteria under the Company’s variable incentive compensation plan then are adjusted to eliminate the effects of accounting changes, unplanned acquisitions and other unforeseen changes that have an effect on the performance measurements. The Company’s variable incentive compensation plan also has allowed the Chief Executive Officer to recommend, and the Compensation Committee to award, additional discretionary bonuses to employees, including executive officers, based on outstanding individual performance.

In order to align the incentive with the interests of the shareholders, the variable compensation plan originally established for 2020 was tied to metrics for Earnings per Share (EPS) and Managed Working Capital as a Percentage of Sales (MWC). The Compensation Committee considered EPS to be a fair measure of management’s performance and MWC to be a fair measurement of longer-term management of the Company’s assets. Recognizing that customer retention and acquiring new customers is important to the long-term performance of the Company, another targeted goal was established for Customer Service Improvement (CSI) based on the importance of improving on-time delivery of product to our customers and the reduction of the portion of late orders delivered. An additional targeted goal was that of Safety Performance, realizing that the safety of the employees is of vital importance and having the Safety Performance as part of the metrics will promote a safe culture throughout the Company. An additional metric was based on the individual achieving certain personal goals with the compensation potential of 10% of the total target amount.

For the Chief Executive Officer, the annual variable compensation metrics include threshold metrics which equal 50% of his annual base salary, target metrics which equal 100% of his annual base salary and maximum metrics which in the aggregate amount to annual variable compensation equal to 150% of his annual base salary. Certain executive officers have annual variable compensation threshold metrics of 40% of their annual base salary and target metrics of 80% of their annual base salaries, with maximum metrics which in the aggregate amount to annual variable compensation equal to 120% of their annual base salaries. Other executive officers have annual variable compensation threshold metrics of 33% of their annual base salary and target metrics of 67% of their annual base salaries, with maximum metrics which in the aggregate amount to annual variable compensation equal to 97% of their annual base salaries.

Due to the volatility and unpredictability of the market and general economic conditions as a result of the impact the COVID-19 pandemic, the Compensation Committee approved an amendment to the variable compensation plan for 2020 in order to allow payments under the plan for 2020 to be discretionary bonuses not based on performance metrics for 2020 with a cap of $500,000 in aggregate to be paid to eligible participants. The Compensation Committee expects to revert to similar performance metrics as were used in prior years for purposes of the 2021 variable incentive compensation plan.

The Summary Compensation Table included in this Proxy Statement below provides the bonus paid to each executive officer identified thereon. The factors considered in awarding the bonus were based on the individual’s performance as well the overall efforts toward improving safety throughout the Company.

Historically the Company used the variable incentive compensation plan as an opportunity to pay the executive officers a cash bonus in order to align the compensation of executive officers with the performance expectations of the Board of Directors and to motivate and reward such officers for their respective roles in the Company’s achievement of certain performance metrics. The Company has offered each executive officer who participated in the variable incentive compensation plan in 2020 the opportunity to receive payment of all or any portion of the amount earned by such individual pursuant to the plan for 2020, as designated by such individual, in shares of the Company’s common stock, in lieu of a cash payment, with the number of shares determined based on (i) the amount of the award under the variable incentive compensation plan otherwise payable to such individual in cash elected by such individual to be paid in common stock, as adjusted to reflect a 10% discount to such amount elected by the Participant to be received in common stock, and (ii) the closing price for the common stock on February 11, 2021. The executive officers who elected to receive payment in shares of common stock of all or any portion of the amount earned by such individual pursuant to the variable incentive compensation plan for 2020 agreed to not trade such stock for one year from the grant date.

2017 Equity Incentive Plan

The purpose of the Company’s 2017 Equity Incentive Plan is to provide long-term incentives for the Company’s directors and key employees to further the growth, development and financial success of the Company and its subsidiaries by allowing participants to personally benefit through the ownership of the Company’s common stock. The Board of Directors also believes that the 2017 Equity Incentive Plan enables the Company to obtain and retain the services of the directors and key employees who are considered important to the Company’s long-range success by offering them an opportunity to own shares of the Company’s common stock.

The number and mix of equity incentive awards granted to an executive officer under the 2017 Equity Incentive Plan is intended to reward prior performance, increase the potential of retaining the individual and encourage future performance. Generally, the Compensation Committee does not consider an executive officer’s equity holdings or previous equity grants in determining the number of equity incentive awards to be granted. The Compensation Committee believes that the Company’s long-term incentive compensation program furthers the Company’s emphasis on a positive correlation between compensation and performance.

The Compensation Committee is the plan administrator for the 2017 Equity Incentive Plan. The Compensation Committee has consistently granted annual stock option awards to executive officers, with the exercise price of the grant being the closing price of the Company’s common stock on the trading day immediately preceding the date of grant. No grants were coordinated with the public release of non-public material information. In 2020, the Committee continued to grant restricted stock units in order to provide an additional mix of executive equity awards that would reward long-term stability and growth in stock value.

The equity awards made in 2020 are reflected in the Summary Compensation Table below. Generally, grants of equity awards are made on the basis of level of responsibility, continued service to the Company and performance. The stock options generally vest over four years, with one-fourth vesting on each of the first four anniversary dates of the grant, contingent upon the executive officer’s continued employment with the Company, with vesting subject to acceleration in limited circumstances. Stock options granted under the 2017 Equity Incentive Plan have a maximum life of 10 years and an exercise price equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of grant. The RSUs generally are scheduled to cliff vest on the fourth anniversary of the grant date. For executive officers and selected senior management, retention RSUs were also granted in 2020, with half of the awarded RSUs vesting on second anniversary of the grant while the other half of the award will vest on the fourth anniversary of the grant.

Retirement Plans

The Company maintains a 401(k) retirement plan for its hourly and salaried employees. Pursuant to the plan, participants may elect to make pre-tax and after-tax contributions to the plan, subject to certain limitations imposed under the plan and the Internal Revenue Code of 1986, as amended. In addition, the Company is required to make periodic contributions to the plans based on service. The Company also makes a monthly contribution to the 401(k) retirement plan on behalf of each salaried employee. The amount of the contribution will be dependent upon each salaried employee’s contribution to the 401(k) retirement plan. The hourly and salaried employees may continue to make their own contributions to the 401(k) retirement plan.

The Company also participates in the Steelworkers Pension Trust (the “Trust”), a multi-employer defined benefit pension plan that is open to all hourly and salaried employees associated with the Bridgeville facility, which includes each of the named executive officers. The Company makes periodic contributions to the Trust based on hours worked at a fixed rate for each hourly employee and a fixed monthly contribution on behalf of each salaried employee.

Employee Stock Purchase Plan

Under the 1996 Employee Stock Purchase Plan, (the “Purchase Plan”), the Company is authorized to issue up to 300,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the Purchase Plan, employees can choose as of January 1 and July 1 of each year to have up to 10% of their total earnings withheld to purchase up to 100 shares of the Company’s common stock each six-month period. The purchase price of the stock is 85% of the lower of its beginning-of-the-period or end-of-the-period market prices.

Executive Severance Arrangements

The Company provides certain severance benefits to its executive officers. These benefits help the Company to attract and retain an appropriate caliber of talent for its senior officer positions. With respect to executive officers, these severance benefits in part are intended to reflect the fact that it may be difficult for these employees to find comparable employment within a short period of time. The Company believes that its severance benefits are consistent with the level of benefits necessary to attract and retain the executive officers. The severance benefits are provided in connection with employment agreements entered into with the executive officer and are more fully described below under “Executive Severance Benefits and Potential Payments Upon Change of Control.”

Other Benefits and Perquisites

The Company provides the opportunity for its executive officers to receive certain perquisites and general health and welfare benefits. The Company offers these benefits to provide an additional incentive for its executives, to remain competitive in the general marketplace for executive talent and to enable its executives to better focus on their performance.

The Company has or may provide the following personal benefits and perquisites to its executive officers:

•	eligibility to participate in the Company’s health, dental, vision, disability and life insurance programs;

•	a Company-provided vehicle or car allowance, along with the reimbursement of expenses related to operating, maintaining and insuring the vehicle; and

•	select club memberships (eliminated in 2020).

Stock Ownership Guidelines

The Board of Directors has implemented stock ownership guidelines for the Company’s executive officers. The executive officers are expected to reach the applicable ownership amounts prior to five years from the date of their appointment or the designation by the Board of Directors causing the individual to become subject to the guidelines, whichever is later. The Chief Executive Officer is expected to acquire and hold 48,000 shares of the Company’s common stock, at least 12,000 of which are to be directly owned and the balance of which may be beneficially owned in the form of stock options or other equity awards. The Chief Financial Officer and other executive officers are expected to acquire and hold 16,000 shares of common stock, at least 4,000 of which are to be directly owned and the balance of which similarly may be beneficially owned. Subject to limited exceptions, until any person subject to the guidelines reaches the applicable ownership amounts, the person may not sell shares of the Company’s common stock without obtaining prior approval of the Board of Directors. The Board of Directors has determined that each executive officer subject to the stock ownership guidelines has achieved the applicable ownership amounts to be in compliance with the guidelines or is making acceptable progress to achieving such ownership. The Board of Directors will continue to monitor best practices and review the stock ownership guidelines to determine if adjustments to the guidelines are warranted.

Internal Revenue Code Section 162(m) Deductibility Limit

With certain exceptions, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to any one named executive officer (“NEO”) in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Compensation Committee designed awards, including awards of stock options, that were intended to qualify for this performance-based compensation exception. However, the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the NEOs, the Compensation Committee, consistent with its past practice, will design compensation programs that are intended to be in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Risk Assessment

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results helps to mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our compensation programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our executive officers are challenging Company-wide metrics, which means executives will receive incentive compensation only when the Company meets or exceeds such performance metrics. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our stockholders. Finally, the multi-year vesting of our equity awards and our stock ownership guidelines properly account for the time horizon of risk. As a result, we do not believe that our compensation policies create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee administers the Company’s executive compensation programs and policies. The Compensation Committee consists of Mr. Ayers, Ms. Bacchus, Mr. Kornblatt and Mr. Toledano with Ms. Bacchus serving as the chair of the committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Compensation Committee

Judith L. Bacchus, Chair

Christopher L. Ayers

M. David Kornblatt

Udi Toledano

EXECUTIVE COMPENSATION

The table below summarizes the compensation earned by the individuals, including the Chief Executive Officer and the Chief Financial Officer, who were our named executive officers for 2020, in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Dennis M. Oates,	2020	443,094	85,621	277,328	40,430	—	2,210	22,455	871,183
Chairman, President and Chief Executive Officer	2019	450,000	—	43,170	69,325	47,352	2,184	21,695	633,726
	2018	441,923	—	38,820	83,248	416,882	2,184	21,455	1,004,512

Christopher T. Scanlon,(7)	2020	212,770	30,750	55,674	12,440	—	2,210	1,065	314,909
Vice President of Finance,	2019	216,488	—	28,780	27,730	17,488	2,184	1,040	293,710
Chief Financial Officer and Treasurer	2018	152,980	—	19,410	225,990	120,025	1,456	680	520,541

Christopher M. Zimmer,	2020	262,815	41,147	95,838	17,105	—	2,210	8,865	427,980
Executive Vice President,	2019	276,945	—	35,975	38,129	24,732	2,184	22,214	400,179
Chief Commercial Officer	2018	267,657	—	154,101	43,560	198,729	2,184	21,644	687,875

Graham McIntosh,	2020	256,542	38,106	94,776	17,105	—	2,210	1,065	409,804
Executive Vice President of Technology, Chief Technology	2019	257,670	—	35,975	38,129	20,703	2,184	1,040	355,701
	2018	244,153	—	154,101	43,560	180,785	2,184	1,040	625,823
Officer

John J. Arminas,	2020	177,541	25,246	54,514	30,985	—	2,210	1,065	291,561
Vice President, General Counsel and Corporate Secretary

(1)	Amounts in the Bonus column represent the discretionary bonus award in lieu of variable incentive compensation which was discontinued for 2020 due to the uncertainties associated with the COVID 19 pandemic, as well as the incremental value of the discounted stock purchased.

(2)	Amounts in the Stock Awards column represent the full grant date fair values of RSUs granted during the fiscal year, determined in accordance with FASB ASC Topic 718.

(3)	Amounts in this column reflect the full grant date fair values of option awards granted during the fiscal year, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating the grant date fair value of the option awards are set forth in Note 12 to the Company’s audited financial statements for the year ended December 31, 2020, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020.

(4)	Amounts in the Non-Equity Incentive Plan Compensation column for years 2018 and 2019 represent cash awards under the variable incentive compensation plan as well as the incremental value of the discounted stock purchased under the variable incentive compensation plan, which is described in the Compensation Discussion and Analysis of this Proxy Statement under “Annual Incentive Compensation”.

(5)	Amounts in this column reflect the change in the value of the executive officer’s benefits under the Trust, a multi-employer pension plan sponsored by the United Steelworkers, based on the annual contribution to the Trust that the Company was required to pay to fund the executive’s benefit accrued under the Trust for each year.

(6)	Reflects amounts payable to or on behalf of the respective executive for the following: Company contributions to the 401(k) Plan. In addition, the 2020 amount includes (i) $19,495 for an individual life insurance policy and $1,894 for personal use of a company vehicle for Mr. Oates and (ii) a $7,800 automobile allowance for Mr. Zimmer.

(7)	Mr. Scanlon resigned his position and employment with the Company effective March 19, 2021.

2020 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Dennis M. Oates	10/12/2020	4,372	(3)			25,358
	11/20/2020			13,000	6.42	40,430
	11/20/2020	30,000	(4)			204,300
	11/20/2020	7,000	(5)			47,670
Christopher T. Scanlon	10/12/2020	1,380	(3)			8,004
	11/20/2020			4,000	6.42	12,440
	11/20/2020	5,000	(4)			34,050
	11/20/2020	2,000	(5)			13,620
Christopher M. Zimmer	10/12/2020	1,847	(3)			10,713
	11/20/2020			5,500	6.42	17,105
	11/20/2020	10,000	(4)			68,100
	11/20/2020	2,500	(5)			17,025
Graham McIntosh	10/12/2020	1,664	(3)			9,651
	11/20/2020			5,500	6.42	17,105
	11/20/2020	10,000	(4)			68,100
	11/20/2020	2,500	(5)			17,025
John J. Arminas	4/1/2020			5,000	7.71	18,545
	10/12/2020	1,180	(3)			6,844
	11/20/2020			4,000	6.42	12,440
	11/20/2020	5,000	(4)			34,050
	11/20/2020	2,000	(5)			13,620

(1)	The option awards reflected in this table are scheduled to vest in four equal installments on the first four anniversaries of the grant date.

(2)	The assumptions made in calculating the grant date fair value with respect to the option awards are set forth in Note 12 to the Company’s audited financial statements for the year ended December 31, 2020, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)	Twenty-five percent of these Restricted Stock Units are scheduled to vest on each of the first four anniversary dates.

(4)	Fifty percent of these Restricted Stock Units are scheduled to vest on the second anniversary of the grant date and fifty percent will vest on the fourth anniversary of the grant date provided that the employee remain continuously in the employment of the Company on each of the vesting dates.

(5)	These Restricted Stock Units are scheduled to vest on the fourth anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dennis M. Oates	85,750	26,950	(1)		12,500 @ 38.16	12/23/2021
					12,500 @ 32.78	11/11/2023
					14,500 @ 26.14	11/19/2024
					20,000 @ 11.18	11/11/2025
					13,000 @ 14.75	12/22/2026
					8,600 @ 20.29	11/9/2027	2,000	14,960
					8,600 @ 19.41	11/29/2028	2,000	14,960
					10,000 @ 14.39	11/14/2029	3,000	22,440
					13,000 @ 6.42	11/20/2030	41,372	309,463

Christopher T. Scanlon	10,000	16,000	(2)	—	15,000 @ 27.50	4/02/2028
					3,000 @ 19.41	11/29/2028	1,000	7,480
					4,000 @ 14.39	11/14/2029	2,000	14,960
					4,000 @ 6.42	11/20/2030	8,380	62,682

Christopher M. Zimmer	36,500	13,000	(3)	—	5,000 @ 38.16	12/23/2021
					5,000 @ 32.78	11/11/2023
					7,500 @ 26.14	11/19/2024
					7,500 @ 11.18	11/11/2025
					4,500 @ 14.75	12/22/2026
					4,500 @ 20.29	11/9/2027	1,500	11,220
					4,500 @ 19.41	11/29/2028	6,265	46,862
					5,500 @ 14.39	11/14/2029	2,500	18,700
					5,500 @ 6.42	11/20/2030	14,347	107,316

Graham McIntosh	22,875	12,625	(4)	—	5,000 @ 26.14	11/19/2024
					7,500 @ 11.18	11/11/2025
					4,500 @ 14.75	12/22/2026
					3,000 @ 20.29	11/9/2027	1,000	7,480
					4,500 @ 19.41	11/29/2028	6,265	46,862
					5,500 @ 14.39	11/14/2029	2,500	18,700
					5,500 @ 6.42	11/20/2030	12,164	90,987

John J. Arminas	3,375	11,250	(5)	—	1,500 @ 9.19	11/10/2026
					1,500 @ 20.29	11/9/2027
					1,500 @ 19.41	11/29/2028
					1,500 @ 14.39	11/14/2029
					5,000 @ 7.71	4/1/2030
					4,000 @ 6.42	11/20/2030	8,380	62,682

(1)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 2,150 option shares will vest on November 9, 2021; and 2,150 option shares will vest on each of November 29, 2021 and November 29, 2022; and 2,500 option shares will vest on each of November 14, 2021, November 14, 2022 and November 14, 2023; and 3,250 option shares will vest on each of November 20, 2021, November 20, 2022, November 20, 2023 and November 20, 2024.

(2)

These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on each of April 2, 2021 and April 2, 2022; and

750 option shares will vest on each of November 29, 2021 and November 29, 2022; and 1,000 options shares will vest each on each of November 14, 2021, November 14, 2022 and November 14, 2023; and 1,000 options shares will vest each on each of November 20, 2021, November 20, 2022, November 20, 2023 and November 14, 2024. Mr. Scanlon resigned his position and employment with the Company effective March 19, 2021.

(3)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 1,125 option shares will vest on November 9, 2021; and 1,125 option shares will vest on each of November 29, 2021 and November 29, 2022; and 1,375 option shares will vest on each of November 14, 2021, November 14, 2022 and November 14, 2023; and 1,375 option shares will vest on each of November 20, 2021, November 20, 2022, November 20, 2023, and November 20, 2024.

(4)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 750 option shares will vest on November 9, 2021; and 1,125 option shares will vest on each of November 29, 2021 and November 29, 2022; and 1,375 option shares will vest on each of November 14, 2021, November 14, 2022 and November 14, 2023; and 1,375 option shares will vest on each of November 20, 2021, November 20, 2022, November 20, 2023 and November 20, 2024.

(5)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 375 option shares will vest on November 9, 2021; and 375 option shares will vest on each of November 29, 2021 and November 29, 2022; and 375 option shares will vest on each of November 14, 2021, November 14, 2022 and November 14, 2023; and 1,250 option shares will vest on each of April 1, 2021, April 1, 2022, April 1, 2023 and April 1, 2024; and 1,000 option shares will vest on each of November 20, 2021, November 20, 2022, November 20, 2023 and November 20, 2024.

2020 Option Exercises and Stock Vested

The table below provides information regarding exercised options and vested Restricted Stock Units. Net shares received by each named executive officer upon exercise or vesting of equity awards, after shares are withheld for taxes, are subject to the stock ownership guidelines each as described in the Compensation Discussion and Analysis section above

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Oates	—	—	22,000	145,420
Mr. Scanlon	—	—	—	—
Mr. Zimmer	—	—	8,000	52,880
Mr. McIntosh	—	—	8,000	52,880
Mr. Arminas	—	—	—	—

(1)	Reflects the gross number of shares received upon the exercise of options.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis M. Oates	Steelworkers Pension Trust	13	25,979	2,210
Christopher T. Scanlon	Steelworkers Pension Trust	2.7	5,850	2,210
Christopher M. Zimmer	Steelworkers Pension Trust	13	25,511	2,210
Graham McIntosh	Steelworkers Pension Trust	7.4	15,583	2,210
John J. Arminas	Steelworkers Pension Trust	6.9	14,530	2,210

In January 2003, the Company began participating in the Trust, a qualified multi-employer defined benefit pension plan sponsored by the United Steelworkers. Prior to that time, the Company had not provided any form of qualified or nonqualified defined benefit retirement benefits to employees, including the executive officers. For each year of participation in the Trust, the participant is entitled to receive an annual life annuity upon retirement at or following age 65 based on the Company contribution and the benefit rate determined by the Trust administrator. The Company is obligated to make a monthly contribution to the Trust on behalf of each participant. The standard form of distribution under the Trust consists of a single life annuity for unmarried participants and a joint and 50% survivor annuity for married participants. The participant is vested once they obtain five years of credited service.

Employment Agreements with Named Executive Officers and Employee Directors

In December 2007, Dennis M. Oates entered into an employment agreement with the Company related to his service as President and Chief Executive Officer of the Company. The employment agreement had an initial term which commenced on January 2, 2008 and continued until December 31, 2008, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Oates received an initial annual base salary of $300,000 per year, with the annual base salary being subject to increase by the Board. Mr. Oates also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Oates is eligible for variable incentive compensation up to 150% of his annual base salary. If Mr. Oates’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. Oates’s employment is terminated by the Company without cause or if Mr. Oates resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a lump sum severance payment equal to 1.5 times his full annual base salary and 18 months of continued health care benefits at no cost to him.

In April 2018, Christopher T. Scanlon entered into an employment agreement with the Company related to his service as Vice President of Finance, Chief Financial Officer and Treasurer of the Company. The employment agreement had an initial term which commenced as of April 2, 2018 and continued until April 30, 2019, subject to automatic one-year extensions starting on May 1, 2019, unless either party elected not to extend the term. Mr. Scanlon received an initial annual base salary of $215,000 per year, with the annual base salary being subject to increase by the Board. Mr. Scanlon resigned his position and employment with the Company effective March 19, 2021.

In April 2008, Christopher M. Zimmer entered into an employment agreement with the Company related to his service as Vice President of Sales and Marketing of the Company. The employment agreement had an initial term which commenced on April 21, 2008 and continued until April 31, 2009, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Zimmer received an initial annual base salary of $170,000 per year, with the annual base salary being subject to increase by the Board. Mr. Zimmer also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Zimmer is eligible for variable incentive compensation up to 120% of his base salary. If Mr. Zimmer’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. Zimmer’s employment is terminated by the Company without cause or if Mr. Zimmer resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a lump sum severance payment equal to 18 months of his monthly base salary and 18 months of continued health care benefits at no cost to him.

In August 2015, Graham McIntosh entered into an employment agreement with the Company related to his service as Vice President of Technology and Chief Technology Officer of the Company. The employment agreement had an initial term which commenced on August 5, 2015 and continued until July 31, 2016, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. McIntosh received an initial annual base salary of $210,000 per year, with the annual base salary being subject to increase by the Board. Mr. McIntosh also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. McIntosh is eligible for variable incentive compensation up to 120% of his base salary. If Mr. McIntosh’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. McIntosh’s employment is terminated by the Company without cause or if Mr. McIntosh resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 12 months of his base salary and an equal number of months of continued health care benefits at no cost to him.

In April 2020, John J. Arminas entered into an employment agreement with the Company related to his service as Vice President, General Counsel and Corporate Secretary of the Company. The employment agreement had an initial term which commenced on April 1, 2020 and continued until March 31, 2021, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Arminas received an initial annual base salary of $186,500 per year, with the annual base salary being subject to increase by the Board. Mr. Arminas also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Arminas is eligible for variable incentive compensation up to 97% of his base salary. If Mr. Arminas’ employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. Arminas employment is terminated by the Company without cause or if Mr. Arminas resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 12 months of his base salary and an equal number of months of continued health care benefits at no cost to him.

Executive Severance Benefits

As described above, the Company has entered into agreements with our executive officers which will require the Company to provide compensation and benefits to the executive officers in the event of certain terminations of employment including following a change of control of the Company. The compensation and benefits set forth in the tables below with respect to our named executive officers assume that any termination of employment was effective as of December 31, 2020. This information is based on the Company’s best estimate of the compensation that would be provided to the executive officers upon a termination of employment. No additional compensation is provided to executive officers upon a termination of employment by the Company for cause. Severance benefits set forth in the employment agreements are contingent on continued compliance with any applicable restrictive covenant.

Potential Payments upon Termination—Dennis M. Oates

Executive Benefits and Payments Upon Termination	Termination associated with Change in Control ($)	Involuntary Not for Cause or Good Reason Termination ($)	Disability ($)	Death ($)
Compensation:
Base Salary	587,620	587,620
Stock Award	—
Benefits and Perquisites:
Post-termination Health Care	25,814	25,814	8,605
Life Insurance Proceeds	—			1,227,500
Disability Benefits	—		129,578
Total:	613,434	613,434	138,183	1,227,500

Potential Payments upon Termination—Christopher M. Zimmer

Executive Benefits and Payments Upon Termination	Termination associated with Change in Control ($)	Involuntary Not for Cause or Good Reason Termination ($)	Disability ($)	Death ($)
Compensation:
Base Salary	394,223	394,223	—	—
Stock Awards	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	27,353	27,353	9,331	—
Life Insurance Proceeds	—	—		262,815
Disability Benefits	—	—	86,931	—
Total:	421,576	421,576	96,262	262,815

Potential Payments upon Termination—Graham McIntosh

Executive Benefits and Payments Upon Termination	Termination associated with Change in Control ($)	Involuntary Not for Cause or Good Reason Termination ($)	Disability ($)	Death ($)
Compensation:
Base Salary	236,808	236,808	—	—
Stock Award	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	17,209	17,209	8,605	—
Life Insurance Proceeds	—	—	—	236,808
Disability Benefits	—	—	78,329	—
Total:	254,017	254,017	86,934	236,808

Potential Payments upon Termination—John J. Arminas

Executive Benefits and Payments Upon Termination	Termination associated with Change in Control ($)	Involuntary Not for Cause or Good Reason Termination ($)	Disability ($)	Death ($)
Compensation:
Base Salary	196,400	196,400	—	—
Stock Awards	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	18,662	18,662	9,331	—
Life Insurance Proceeds	—	—	—	196,400
Disability Benefits	—	—	64,963	—
Total:	215,062	215,062	74,294	196,400

Additional Information on Employment Agreements and Compensation Plans

The summaries of the employment agreements and equity compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which is an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and is incorporated into this Proxy Statement by reference. Copies of any such agreement or plan also may be obtained by making written request to the Company’s Secretary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee administers the Company’s executive compensation programs and policies. During 2020, Messrs. Ayers, Kornblatt, Toledano and Ms. Bacchus, each a non-employee director at the time, served on the Compensation Committee. None of the members of the Compensation Committee (i) served as an officer or employee of the Company during 2020, (ii) ever served as an officer of the Company prior to 2020 or (iii) were engaged in 2020 in any transactions required to be disclosed in this Proxy Statement.

CEO PAY RATIO

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Dennis M. Oates, our Chief Executive Officer, President and Chairman of the Board (our “CEO”) The pay ratio included below is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K:

For 2020 the median of the annual total compensation of all employees of our company (other than our CEO) was $60,656. The annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, plus the Company paid portion of the CEO’s health insurance and the taxable portion of the Company provided Group term life insurance was $889,768. Based on this information, for 2020 the ratio of the annual total compensation of Mr. Oates, our Chief Executive Officer, President and Chairman of the Board to the median of the annual total compensation of all employees was approximately 14.67 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.	We determined that, as of December 31, 2020, our employee population consisted of approximately 591 individuals, with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees. To identify the “median employee” from our employee population, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020. In making this determination, we annualized the compensation of approximately 44 full-time employees who were hired in 2020 but did not work for us for the entire fiscal year.

2.	Once we identified our median employee, we combined all the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $60,656.

The contributions to these plans was used in the calculation to determine the median employees’ compensation.

3.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement and then added the Company paid portion of the CEO’s health insurance as well as taxable amount associated with group term life insurance resulting in compensation of $889,768, which was $19,802 higher than the amount reported in the Summary Compensation Table.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (“the Committee”) is composed of four members, each of whom have been determined by the Board of Directors to be independent, as defined under applicable Nasdaq listing standards as currently in effect. The Board of Directors has further determined that M. David Kornblatt, the Chair of the Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Committee appoints the Company’s independent registered public accountants. The Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal control and external audit processes.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants matters required to be discussed by the applicable requirements of the Public Company Accounting Oversite Board and the SEC.

The Committee also has received the written disclosures and the letter from SD, required by applicable requirements of the Public Company Accounting Oversight Board regarding SD’s communications with the Committee concerning independence, and the Committee has discussed with that firm its independence from the Company.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Audit Committee

M. David Kornblatt, Chair

Christopher L. Ayers

Judith L. Bacchus

Udi Toledano

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee appointed SD as independent registered public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2020. Representatives of SD are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees and other expenses for professional audit services rendered by SD for the audit of the Company’s annual financial statements for the years ended December 31, 2020 and December 31, 2019, and fees and other expenses for other services rendered by SD during those periods:

	2019	2020
Audit fees	$413,560	$411,697
Audit-related fees	25,300	12,615
Tax fees	—	—
All other fees	—	—
Total	$438,860	$424,312

Audit Fees

Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and internal control over financial reporting and the quarterly reviews of financial statements included in the Company’s Forms 10-Q.

Audit-Related Fees

Audit-related services include fees for benefit plan audits.

Tax Fees

Tax services include fees for tax compliance, tax advice and tax planning. SD was not engaged to perform any tax services in 2020 or 2019.

All Other Fees

SD was not engaged to perform any other services in 2020 or 2019.

The Audit Committee considered whether the provision of all services described above was compatible with maintaining the auditor’s independence and has determined such services for fiscal 2020 and 2019 were compatible with maintaining the auditor’s independence. All services described above were pre-approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i) of Regulation S-X promulgated by the SEC.

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor and pre-approved all of the audit and non-audit services provided by SD in 2020 and 2019. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires certain officers of Universal Stainless and its directors, and persons who beneficially own more than 10% of any registered class of Universal Stainless’ equity securities, to file reports of ownership in such securities and changes in ownership with the SEC and Universal Stainless.

Based solely upon Universal Stainless’ review of the reports and representations provided to it by persons required to file reports under Section 16(a), Universal Stainless believes that all of the Section 16(a) filing requirements applicable to Universal Stainless’ reporting officers, directors and greater than 10% beneficial owners during 2020 were properly and timely satisfied except for a Form 4 for each of Messrs. Oates, Scanlon, Zimmer, McGrath and Ms. Alyssa H. Snider reporting the purchase of common stock and a Form 4 for Mr. Arminas reporting the grant of options to purchase common stock.

ANTI-HEDGING POLICY

In 2020, as part of our ongoing commitment to corporate governance, Universal Stainless adopted an Anti-Hedging Policy that prohibits our directors and executive officers from engaging in transactions that are designed to hedge or offset any decrease in the market value of Universal Stainless’ equity securities.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2022 Annual Meeting of Stockholders must be received no later than December 6, 2021 for inclusion in the proxy statement and proxy card for that meeting. The Company’s Second Amended and Restated Bylaws provide that in order for other business to be properly brought before an annual meeting by a stockholder other than pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing to the Company’s Secretary. For such notice relating to stockholder proposals other than director nominations to be timely with respect to the 2022 Annual Meeting, the notices must be in writing and must be delivered or mailed by certified mail to the Secretary of the Corporation and received at the principal offices of the Corporation, not earlier than January 5, 2022 and not later than February 4, 2022; provided, however, that in the event that the date of the 2022 Annual Meeting is earlier than April 5, 2022 or later than July 4, 2022, notice by the stockholder must be received no earlier than January 5, 2022 and not later than the close of business on the later of February 4, 2022 and, if the first public announcement of the date of such advanced or delayed 2022 Annual Meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the 2022 Annual Meeting is first made. Advance written notice of a proposed director nomination by a stockholder at the 2022 Annual Meeting must be received by the Secretary by certified mail at the principal executive offices of the Corporation no later than February 4, 2022, or, if the 2022 Annual Meeting is held earlier than February 24, 2022, the close of business on the tenth day following the date on which notice of the 2022 Annual Meeting is first given to the stockholders. If a stockholder presents a proposal at an Annual Meeting, other than through inclusion of such proposal in Universal Stainless’ proxy materials for that meeting, management proxies may use their discretionary voting authority with respect to such proposal to vote any share with respect to which a valid proxy is submitted.

OTHER MATTERS

The Board of Directors and management know of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto in accordance with their best judgment, insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors,

John J. Arminas

Vice President, General Counsel and Secretary

Bridgeville, Pennsylvania

Appendix A

TAX BENEFITS PRESERVATION PLAN

dated as of August 24, 2020

between

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.,

as the Company,

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

as Rights Agent

Page

SECTION 1.	Certain Definitions.	A-1
SECTION 2.	Appointment of Rights Agent.	A-8

Exhibit A    Certificate of Designations

Exhibit B    Summary of Rights

Exhibit C    Form of Rights Certificate

A-i

TAX BENEFITS PRESERVATION PLAN

This TAX BENEFITS PRESERVATION PLAN, dated as of August 24, 2020, (this “Agreement”), is made and entered into by and between Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agent”).

WHEREAS, (a) the Company has certain Tax Benefits (as defined below) for U.S. federal and state income tax purposes, (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the Company’s ability to utilize such Tax Benefits, (c) the Company views its Tax Benefits as a valuable asset of the Company, (d) the Company believes it is in the best interests of the Company and its stockholders that the Company provide for the protection of the Tax Benefits on the terms and conditions set forth in this Agreement and (e) in furtherance of such objective, the Company desires to enter into this Agreement;

WHEREAS, the board of directors of the Company (the “Board”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock of the Company outstanding at the Close of Business on the Record Date, each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of one share of Preferred Stock, upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock of the Company that will become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued with respect to shares of Common Stock that will become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

(a)       “Acquiring Person” shall mean any Person that, together with all of its Related Persons, is the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding, but shall exclude (i) the Excluded Persons, (ii) any Exempt Persons and (iii) any Grandfathered Persons.

Notwithstanding anything in this Agreement to the contrary, no Person shall become an “Acquiring Person”:

(i)       as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all of its Related Persons, to 4.95% or more of the shares of Common Stock of the Company then-outstanding; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding by reason of share acquisitions by the Company and, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or pursuant to a grant or exercise described in Section 1(a)(ii) below), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 4.95% or more of the Common Stock then-outstanding;

(ii)       solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; provided, however, that if a Person, together with all of its Related Persons, becomes the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if such Person, together with all of its Related Persons, thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Person, together with all of its Related Persons, does not Beneficially Own 4.95% or more of the Common Stock then-outstanding), except as a result of (A) a dividend or distribution paid or made by the Company on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock; or (B) a grant or exercise described in this Section 1(a)(ii);

(iii)       by means of share purchases directly from or issuances (including debt for equity exchanges) directly by the Company, or in either case indirectly through an underwritten offering by the Company, in a transaction approved by the Board; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of 4.95% or more of the shares of Common Stock then-outstanding following such transaction and (B) subsequently becomes the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock or pursuant to a grant or exercise described in Section 1(a)(ii) above) without the prior written consent of the Company and then Beneficially Owns 4.95% or more of the shares of Common Stock then-outstanding;

(iv)       if (A) the Board determines in good faith that such Person has become an “Acquiring Person” inadvertently (including, without limitation, because (1) such Person was unaware that it Beneficially Owned a percentage of the then-outstanding Common Stock of the Company that would otherwise cause such Person to be an “Acquiring Person” or become an “Acquiring Person” in a manner described in Section 1(a)(i), Section 1(a)(ii) or Section 1(a)(iii) and, in each case, inadvertently became a Beneficial Owner of additional shares of Common Stock of the Company; or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock of the Company but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement); and (B) such Person divests as promptly as practicable (as determined in good faith by the Board) a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an “Acquiring Person”; or

(v)       if such Person is a bona fide swaps dealer who has become an “Acquiring Person” as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement or otherwise seeking to control or influence the management or policies of the Company.

(b)       “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(c)       “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement, and, to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose shares of Common Stock would be deemed to be constructively owned by such first Person, owned by a “single entity” with respect to such first Person as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(d)       “Agreement” shall have the meaning set forth in the Preamble hereof.

(e)       A Person is the “Beneficial Owner” of (and “Beneficially Owns” and has “Beneficial Ownership” of) any securities (that are as such “Beneficially Owned”):

(i)       that such Person or any of such Person’s Related Persons beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement;

(ii)       that such Person or any of such Person’s Related Persons, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations, or upon the exercise of conversion rights, exchange rights (other than the Rights), rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of (1) securities (including rights, options or warrants) that are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; or (2) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii)       that are Beneficially Owned, directly or indirectly, by any other Person (or any Related Person of such Person) with which such Person (or any of such Person’s Related Persons) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of any such securities, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations.

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, no Person engaged in business as an underwriter of securities shall be the “Beneficial Owner” to the extent Section 1.382-3(j)(7) of the Treasury Regulations would not treat such Person as a Beneficial Owner.

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, to the extent not within the foregoing provisions, a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including, without limitation, for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that are issuable through the exercise of any options, warrants, rights or similar interests (including restricted stock) which such Person is deemed to Beneficially Own, but shall not include the number of shares of Common Stock not outstanding that are issuable through the exercise of any options, warrants, rights or similar interests (including restricted stock) which that Person is not deemed to Beneficially Own.

(f)       “Board” shall have the meaning set forth in the recitals of this Agreement.

(g)       “Book Entry” shall mean an uncertificated book entry for the Common Stock.

(h)       “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking or trust institutions in the State of New York are authorized or obligated by law or executive order to close; provided, however, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(i)       “Certificate of Designations” shall have the meaning set forth in Section 1(j) hereof.

(j)       “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended, and as may be amended or restated from time to time, as filed with the Office of the Secretary of State of the State of Delaware, and together with the Certificate of Designations of the Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement and attached hereto as Exhibit A (the “Certificate of Designations”), as the same may hereafter be amended or restated.

(k)       “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(l)       “Closing Price” shall mean, in respect of any security for any day, the last sale price, regular way, reported at or prior to 4:00 P.M. New York City time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported at or prior to 4:00 P.M. New York City time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or the NYSE or, if the security is not listed or admitted to trading on NASDAQ or the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. New York City time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use reported as of 4:00 P.M. New York City time or, if not so quoted, the average of the closing bid and asked price furnished by a professional market maker making a market in the security, which professional market maker is selected by the Board.

(m)       “Code” shall have the meaning set forth in the recitals to this Agreement.

(n)       “Common Stock” shall mean (i) when used with reference to the Company, the Common Stock, par value $0.001 per share, of the Company; and (ii) when used with reference to any Person other than the Company, the class or series of capital stock or equity interest with the greatest voting power (in relation to any other classes or series of capital stock or equity interest) of such other Person or if such other Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person.

(o)       “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(p)       “Company” shall have the meaning set forth in the Preamble hereof.

(q)       “Current Market Price” of any security on any date shall mean the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the “Current Market Price” of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights); or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of the requisite thirty (30) Trading Day period after but not including the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, in each such case, the “Current Market Price” shall be appropriately adjusted to take into account ex-dividend trading, as determined in good faith by the Board, whose determination shall be described in a statement delivered to the Rights Agent and shall be conclusive for all purposes. If on any such date no market maker is making a market in such security or such security is not publicly held or not listed or traded, the “Current Market Price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes.

Except as provided in this paragraph, the “Current Market Price” of the Preferred Stock shall be determined in accordance with the method set forth above. If the Preferred Stock is not publicly traded, the “Current Market Price” of the Preferred Stock shall be conclusively deemed to be the Current Market Price of the Common Stock as determined pursuant to the paragraph above (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the “Current Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the “Current Market Price” of one one-thousandth of a share of Preferred Stock shall be equal to the “Current Market Price” of one share of Preferred Stock divided by 1,000.

(r)       “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(s)       “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Close of Business on the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such later date as may be determined by the Board prior to such time any Person becomes an Acquiring Person, after the date of the commencement by any Person of, or of the first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in such Person becoming an Acquiring Person.

(t)       “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(u)       “Excess Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(v)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(w)       “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.

(x)       “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(y)       “Excluded Person” shall mean (i) the Company or any of its Subsidiaries; (ii) any officers, directors and employees of the Company or any of its Subsidiaries solely in respect of such Person’s status or authority as such (including, without limitation, any fiduciary capacity); or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

(z)       “Exempt Person” shall mean (i) any Person determined by the Board to be an “Exempt Person” in accordance with the requirements set forth in Section 25 hereof for so long as such Person complies with any limitations or conditions required by the Board in making such determination and (ii) any Person that, together with all of its Related Persons, is the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding and such Beneficial Ownership will not, as determined by the Board in its sole discretion, jeopardize or endanger the value or availability to the Company of the Tax Benefits or otherwise be contrary to the best interests of the Company; provided, however, that any Person deemed to be an “Exempt Person” will cease to be an “Exempt Person” if the Board, in its sole discretion, makes a determination that such Person’s Beneficial Ownership would, notwithstanding any prior determination to the contrary, jeopardize or endanger the value or availability to the Company of the Tax Benefits or otherwise be contrary to the best interests of the Company.

(aa)       “Exemption Request” shall have the meaning set forth in Section 25 hereof.

(bb)       “Exercise Price” shall have the meaning set forth in Section 4(a), Section 11(a)(ii) and Section 13(a)(i) hereof.

(cc)       “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(dd)       “Flip-In Event” shall mean any event described in Section 11(a)(ii) hereof.

(ee)       “Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ff)       “Flip-Over Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

(gg)       “Flip-Over Stock” shall mean the class or series of capital stock or equity interest with the greatest voting power (in relation to any other classes or series of capital stock or equity interest) in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of the Principal Party or if the Principal Party is a Subsidiary of another Person, the Person who ultimately controls such Principal Party.

(hh)       “Grandfathered Person” shall mean any Person that, together with all of its Related Persons, is, as of the date of this Agreement or, if later, immediately prior to the public announcement of the adoption of this Agreement, the Beneficial Owner of 4.95% or more of the shares of Common Stock of the Company then-outstanding. A Person ceases to be a “Grandfathered Person” if and when (i) such Person becomes the Beneficial Owner of less than 4.95% of the shares of Common Stock of the Company then-outstanding; or (ii) such Person increases its Beneficial Ownership of shares of Common Stock of the Company to an amount equal to or greater than the greater of (A) 4.95% of the shares of Common Stock of the Company then-outstanding and (B) the sum of (1) the lowest Beneficial Ownership of such Person as a percentage of the shares of Common Stock of the Company outstanding as of any time from and after the public announcement of this Agreement (other than as a result of an acquisition of shares of Common Stock of the Company) plus (2) one share of Common Stock of the Company then-outstanding.

(ii)       “NASDAQ” shall mean The NASDAQ Stock Market LLC.

(jj)       “NYSE” shall mean the New York Stock Exchange, Inc.

(kk)       “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other legal entity, or group of persons making a “coordinated acquisition” of Common Stock or otherwise treated as an “entity” within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, including (i) any syndicate or group deemed to be a Person under Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder and (ii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust or other group or entity.

(ll)       “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company, having the voting rights, powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designations.

(mm)       “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(nn)       “Record Date” shall mean the Close of Business on September 3, 2020.

(oo)       “Redemption Period” shall have the meaning set forth in Section 23(a) hereof.

(pp)       “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(qq)       “Related Person” shall mean, as to any Person, any Affiliates or Associates of such Person.

(rr)       “Requesting Person” shall have the meaning set forth in Section 25 hereof.

(ss)       “Rights” shall have the meaning set forth in the recitals of this Agreement.

(tt)       “Rights Agent” shall have the meaning set forth in the Preamble hereof.

(uu)       “Rights Certificate” shall have the meaning set forth in Section 3(d) hereof.

(vv)       “Schedule 13D” shall mean a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act as in effect at the time of the public announcement of the declaration of the Rights dividend with respect to the shares of Common Stock Beneficially Owned by the Person filing such statement.

(ww)       “Securities Act” shall mean the Securities Act of 1933, as amended.

(xx)       “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(yy)       “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or by an Acquiring Person that a Person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

(zz)       “Subsidiary” shall mean, with reference to any Person, any other Person of which (i) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person; or (ii) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(aaa)       “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(bbb)       “Summary of Rights” shall have the meaning set forth in Section 3(a) hereof.

(ccc)       “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, disallowed business interest expense carryfowards and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(ddd)       “Trading Day” shall mean, in respect to any security, (i) if such security is listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business; provided that any national securities exchange shall be deemed to be open for the transaction of business if electronic auctions are open on such day regardless of the closure of physical locations; and (ii) if such security is not so listed or admitted, a Business Day.

(eee)       “Treasury Regulations” shall mean the U.S. Treasury Regulations promulgated under the Code, as may be amended from time to time.

(fff)       “Triggering Event” shall mean any Flip-In Event or any Flip-Over Event.

(ggg)       “Trust” shall have the meaning set forth in Section 24(d) hereof.

(hhh)       “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.

SECTION 2. Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as rights agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall be, prior to the Distribution Date, the holders of Common Stock of the Company) and in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable; provided that the Company shall notify the Rights Agent in writing ten (10) Business Days prior to such appointment. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents under the provisions of this Agreement shall be as the Company reasonably determines, and the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

SECTION 3. Issue of Rights Certificates.

(a)       On the Record Date, or as soon as practicable thereafter, the Company will make available (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is directed by the Company and provided with all necessary information and documents) a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit B and which may be appended to certificates that represent shares of Common Stock (the “Summary of Rights”), to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Related Person of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or register for Common Stock. With respect to certificates representing shares of Common Stock (or Book Entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such shares of Common Stock registered in the names of the holders thereof together with the Summary of Rights, and not by separate Rights Certificates. With respect to Book Entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock together with the Summary of Rights. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date (whether represented by certificates or evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, and, in either case, regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(b)       Rights shall be issued, without any further action, in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights also shall be issued to the extent provided in Section 22 hereof. Confirmation and account statements sent to holders of Common Stock for Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:

“[This certificate] [These shares] also evidence[s] and entitle[s] the holder hereof to certain Rights as set forth in a Tax Benefits Preservation Plan by and between Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, or any successor Rights Agent (the “Rights Agent”) dated as of August 24, 2020, as the same may be amended or supplemented from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and will no longer be evidenced by [this certificate] [these shares]. The Company will mail to the holder of [this certificate] [these shares] a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor.

Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was or becomes an Acquiring Person or any Related Person thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Related Person thereof) may become null and void and will no longer be transferable.”

With respect to all certificates representing shares of Common Stock containing the foregoing legend in substantially similar form, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

With respect to Common Stock in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend in substantially similar form, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

Notwithstanding this paragraph (b), the omission of the legend or the failure to send, deliver or provide the registered owner of shares of Common Stock a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be cancelled and retired so that the Company is not entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

(c)       Until the Distribution Date, the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

(d)       As soon as practicable after the Distribution Date, the Company will prepare and execute, and upon written request of the Company, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if so requested by the Company in writing and provided with all necessary information and documents, at the expense of the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Related Person of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit C hereto (the “Rights Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and, if such adjustments are made, the Company may pay cash in lieu of any fractional Rights (in accordance with Section 14(a) hereof). As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates, and the Rights Certificates and the Rights shall be transferable separately from the transfer of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

SECTION 4. Form of Rights Certificate.

(a)       The Rights Certificates (including the forms of election to purchase and of assignment and applicable certificate) shall be substantially in the form set forth in Exhibit C hereto and may have such changes or marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any applicable rule or regulation of any stock exchange upon which the Rights may from time to time be listed or the Financial Industry Regulatory Authority, or to conform to customary usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such price, the “Exercise Price”), but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment as provided herein.

(b)       Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by (i) an Acquiring Person or any Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee after the Acquiring Person becomes an Acquiring Person; or (iii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom such Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock, or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof (and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence), shall contain upon the direction of the Board a legend (to the extent feasible, and only if the Company has provided specific written instructions to the Rights Agent) substantially in the following form:

“The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan dated as of August 24, 2020 by and between Universal Stainless & Alloy Products, Inc. and Continental Stock Transfer & Trust Company (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”

The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively without independent verification thereof for all purposes that no Person has become an Acquiring Person or a Related Person of an Acquiring Person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

SECTION 5. Countersignature and Registration.

(a)       The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, Chairman of the Board, Chief Financial Officer, Chief Commercial Officer, Chief Technology Officer, General Counsel, Corporate Secretary or any Executive Vice President of the Company, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s General Counsel, Corporate Secretary or one of its Assistant Corporate Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile or other customary means of electronic transmission (e.g., “pdf”). Rights Certificates bearing the manual or facsimile signatures of the individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or shall be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by an authorized signatory of the Rights Agent by manual or facsimile or other customary means of electronic transmission (e.g., “pdf”) of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder. In case any authorized signatory of the Rights Agent who has countersigned any Rights Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Rights Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Rights Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Rights Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Rights Certificate, is properly authorized to countersign such Rights Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

(b)       Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant and necessary information and documentation referred to in Section 3(d) hereof, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

SECTION 6.	Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)       Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the Expiration Date, any Rights Certificate (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Rights

Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with a signature guarantee (if required) and such other and further documentation as the Company or the Rights Agent may reasonably request. The Rights Certificates are transferable only on the books and records of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Person thereof as the Company or the Rights Agent may reasonably request, whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment by the holder of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or governmental charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under any Section of this Agreement which requires the payment by such Rights holder of applicable taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

(b)       If a Rights Certificate is mutilated, lost, stolen or destroyed, upon written request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof as the Company or the Rights Agent requests, and, if requested by the Company or the Rights Agent, indemnity or security also satisfactory to the Company and/or the Rights Agent.

(c)       Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Rights Certificates, to the extent permitted by applicable law.

SECTION 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a)       Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, in the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed, if required), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are exercised and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, at or prior to the earliest of (i) the Close of Business on August 24, 2023; (ii) the time at which the Rights are redeemed pursuant to Section 23 hereof; (iii) the time at which the Rights are exchanged pursuant to Section 24 hereof; (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f) at which time the Rights are terminated; and (v) the Close of Business on the date set by the Board following a determination by the Board that (x) this Agreement is no longer necessary or desirable for the preservation of Tax Benefits or (y) no Tax Benefits are available to be carried forward or are otherwise available (the earliest of (i) – (v) being herein referred to as the “Expiration Date”).

(b)       Each Right shall entitle the registered holder thereof to purchase one one-thousandth of a share of Preferred Stock. The Exercise Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall be initially $35.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and payable in lawful money of the United States in accordance with Section 7(c).

(c)       Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Exercise Price per one one-thousandth of a share of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge, then the Rights Agent shall, subject to Section 18(j) hereof, promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates representing such number of one one-thousandths of a share of Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Preferred Stock) as are to be purchased and the Company shall direct its transfer agent to comply with all such requests; or (B) if the Company has elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company shall direct the depositary agent to comply with all such requests; (ii) if necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof and, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate and (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder. In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash and/or distribute other assets pursuant to Section 11(a) hereof, the Company shall make all arrangements necessary so that such Common Stock, other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other assets. The payment of the Exercise Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash, by certified or bank check, wire transfer, electronic transfer or money order payable to the order of the Company.

(d)       In the event a registered holder of any Rights Certificate exercises less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, such holder, registered in such name or names as designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e)       Notwithstanding anything in this Agreement to the contrary, from and after the Flip-In Event, any Rights Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Related Person) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom the Acquiring Person (or any such Related Person) has any continuing written or oral plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company; or (B) a transfer that the Board has determined in good faith to be part of a plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no voting rights, powers, designations, preferences or any other relative, participating, optional or other special rights whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates or otherwise (including, without limitation, the rights and preferences pursuant to Sections 7, 11, 13, 23 and 24 hereof). The Company shall use commercially reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b) hereof, but neither the Company nor the Rights Agent has or shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination with respect to an Acquiring Person or its Related Persons or transferees hereunder.

(f)       Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 by such registered holder unless such registered holder has (i) properly completed and duly executed the certificate following the form of assignment or the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Persons thereof as the Company or the Rights Agent reasonably requests.

(g)       Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder.

SECTION 8. Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database, electronic records of all cancelled or destroyed stock certificates that have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

SECTION 9. Reservation and Availability of Capital Stock.

(a)       The Company shall cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), a number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) that, except as otherwise provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or Common Stock and/or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b)       As long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its commercially reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise.

(c)       If the Company is required to file a registration statement pursuant to the Securities Act with respect to the securities purchasable upon exercise of the Rights, the Company shall use its commercially reasonable efforts to (i) file, as soon as practicable following the earliest date after the Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, such registration statement; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by such registration statement, and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, with prompt written notice thereof to the Rights Agent, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that such suspension has not been implemented or has not been rescinded, as the case may be. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend (with prompt written notice thereof to the Rights Agent) the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or an effective registration statement is required and shall not have been declared effective or has been suspended.

(d)       The Company shall take such action as may be necessary to ensure that each one one-thousandth of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Exercise Price), duly and validly authorized and issued, fully paid and non-assessable.

(e)       The Company shall pay when due and payable any and all documentary, stamp or transfer tax, or other tax or governmental charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or governmental charge that may be payable in connection with the issuance or delivery of any of any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for the Preferred Stock (or Common Stock and/or other equity securities of the Company as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or governmental charge has been paid (any such tax or governmental charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or Rights Agent’s satisfaction that no such tax or governmental charge is due.

SECTION 10. Preferred Stock Record Date.

Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for the Preferred Stock for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall be for all purposes the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or entry shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities (fractional or otherwise) on, and such certificate or entry shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open; provided, further, that if delivery of a number of one one-thousandths of a share of Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such number of one one-thousandths of a share of Preferred Stock only when such Preferred Stock first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the securities for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.

The Exercise Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)       (i) In the event the Company at any time after the date hereof (A) declares a dividend on the Preferred Stock payable in shares of Preferred Stock; (B) subdivides the outstanding Preferred Stock; (C) combines the outstanding Preferred Stock into a smaller number of shares; or (D) issues any shares of its capital stock in a reclassification of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a), then the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time becomes entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event may the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)       Subject to Section 23 and Section 24 hereof, in the event that any Person, alone or together with its Related Persons, becomes an Acquiring Person (the first occurrence of such event, the “Flip-In Event”), unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then proper provision shall be made so that promptly following the Redemption Period, each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the then current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, a number of shares of Common Stock of the Company equal to the result obtained by (A) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was or would have been exercisable immediately prior to the Flip-In Event, whether or not such Right was then exercisable; and (B) dividing that product (which, following such Flip- In Event, shall be referred to as the “Exercise Price” for each Right and for all purposes of this Agreement except to the extent set forth in Section 13 hereof) by 50% of the Current Market Price of Common Stock on the date of such Flip-In Event (such number of shares, the “Adjustment Shares”); provided, however, that in connection with any exercise effected pursuant to this Section 11(a)(ii), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of more than 4.95% of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, becoming the Beneficial Owner of an additional share of Common Stock (or other shares of capital stock of the Company)). If (x) a holder would, but for the proviso in the immediately preceding sentence, be entitled to receive upon exercise of a Right a number of shares that would otherwise result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of in excess of 4.95% of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, becoming the Beneficial Owner of an additional share of Common Stock (or other shares of capital stock of the Company)) (such shares, the “Excess Shares”) and (y) the Board, in its sole discretion, makes a determination that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability to the Company of the Tax Benefits or the Board otherwise determines, in its sole discretion, that such holder’s receipt of Excess Shares is not in the best interests of the Company, then in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the Current Market Price of a share of Common Stock at the Close of Business on the Trading Day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The Company shall provide the Rights Agent with prompt written notice of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Related Person or the nominee or transferee of any of the foregoing, unless and until it has received such notice.

(iii)       In the event that the number of shares of Common Stock authorized by the Certificate of Incorporation, but not outstanding, or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii), the Board shall, to the extent permitted by applicable law and by any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess being the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for some or all of the Adjustment Shares, upon exercise of a Right and payment of the applicable Exercise Price, (1) cash; (2) a reduction in the Exercise Price; (3) shares or fractions of a share of Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Stock which the Board has determined to have the same value as shares of Common Stock) (such shares of equity securities being herein called “Common Stock Equivalents”); (4) debt securities of the Company; (5) other assets; or (6) any combination of the foregoing, in each case having an aggregate value equal to the Current Value, as determined by the Board based upon the advice of a financial advisor selected by the Board; provided, however, if the Company has not made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the Flip-In Event; and (y) the date on which the Redemption Period expires (the later of

(x) and (y) being referred to herein as the “Flip-In Trigger Date”), then the Company shall deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available), and then, if necessary such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.

If, upon the occurrence of the Flip-In Event, the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then if the Board so elects, the thirty-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-In Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (aa) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights; and (bb) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek an authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the second sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price of the Common Stock on the Flip-In Trigger Date and the value of any Common Stock Equivalents shall have the same value as the Common Stock on such date. The Board may establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)       In case the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same voting rights, powers, designations, preferences and relative, participating, optional or other special rights as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price of the Preferred Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock or Equivalent Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event may the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be determined by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock or Equivalent Preferred Stock owned by or held for the account of the Company or any Subsidiary will not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(c)       In case the Company fixes a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock), or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price of the Preferred Stock on such record date minus the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock, and the denominator of which shall be the Current Market Price of the Preferred Stock on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(d)       Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price is required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments that by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(d), no adjustment required by this Section 11 may be made after the earlier of (i) three years from the date of the transaction that requires such adjustment and (ii) the Expiration Date.

(e)       If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Preferred Stock, the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) and (l) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(f)       All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder will evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g)       Unless the Company has exercised its election pursuant to Section 11(h), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Exercise Price, a number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (A) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(h)       The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become a number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company may, as promptly as practicable, at the option of the Company, either (A) cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or (B) cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders become entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(i)       Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

(j)       Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, such number of fully paid and non-assessable one one-thousandths of a share of Preferred Stock at such adjusted Exercise Price.

(k)       In any case in which this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such election has occurred) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of one one-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(l)       Notwithstanding anything in this Section 11 to the contrary, prior to the Distribution Date, the Company is entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, to the extent that the Board determines that any (i) consolidation or subdivision of the Preferred Stock; (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price; (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock; (iv) stock dividends; or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, is taxable to such holders or reduces the taxes payable by such holders.

(m)       The Company may not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof); (ii) merge with or into any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof); or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, none of which is prohibited by Section 11(n) hereof), if (A) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or (B) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders or other Persons holding an equity interest in such Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of, or otherwise have transferred to them, the Rights previously owned by such Person or any of its Related Persons; provided, however, this Section 11(m) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(n)       After the earlier of the Distribution Date and the Stock Acquisition Date and as long as any Rights are outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company may not, except as permitted by Sections 23, 24 and 28 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o)       Notwithstanding anything in this Agreement to the contrary, in the event that the Company, at any time after the date hereof and prior to the Distribution Date, (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivides any outstanding shares of Common Stock; (iii) combines any of the outstanding shares of Common Stock into a smaller number of shares; or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), then the number of Rights associated with each share of Common Stock then-outstanding or issued or delivered thereafter but prior to the Distribution Date shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) hereof and this Section 11(o), the adjustments provided for in this Section 11(o) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

SECTION 12. Certificate of Adjusted Exercise Price or Number of Shares.

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event that causes Rights to become null and void) occurs as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment; (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate; and (c) make available a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each registered holder of shares of Common Stock) in accordance with Section 27 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be entitled to rely on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect thereto, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)       At any time after a Person has become an Acquiring Person, in the event that, directly or indirectly,

(x) the Company consolidates with, or merges with and into, any other Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof), and the Company is not the continuing or surviving entity of such consolidation or merger;

(y) any Person (other than a direct or indirect, wholly owned Subsidiary of the Company in a transaction that is not prohibited by Section 11(n) hereof) consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock is converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

(z) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons (other than the Company or any of its direct or indirect, wholly owned Subsidiaries in one or more transactions, none of which is prohibited by Section 11(m) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole;

(any such event described in (x), (y) or (z), a “Flip-Over Event”), then, in each such case, proper provision shall be made so that:

(i)       each holder of a Right, except as provided in Section 7(e) hereof, upon the expiration of the Redemption Period, will have the right to receive, upon the exercise of the Right at the then current Exercise Price in accordance with the terms of this Agreement, and in lieu of a number of one one-thousandth shares of Preferred Stock, a number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Flip-Over Stock of the Principal Party, free of any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, equal to the result obtained by:

 (A)       multiplying such then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if the Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, multiplying the number of one one-thousandths of a share of Preferred Stock for which a Right would be exercisable hereunder but for such Flip-In Event by the Exercise Price that would be in effect hereunder but for such Flip-In Event) (following the first occurrence of a Flip-Over Event, references to the “Exercise Price” shall thereafter mean such product for each Right and for all purposes of this Agreement), and

 (B)       dividing that product by 50% of the then Current Market Price of the shares of Flip-Over Stock of such Principal Party on the date of consummation of such Flip-Over Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein);

(ii)       such Principal Party shall be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii)       the term “Company” will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event;

(iv)       such Principal Party will take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Flip-Over Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall be applicable, as nearly as reasonably may be possible, to its shares of Flip-Over Stock thereafter deliverable upon the exercise of the Rights; and

(v)       the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Flip-Over Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

(b)       “Principal Party” shall mean

(i)       in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate Current Market Price; and (B) if no securities or other equity interests are so issued, (1) the Person that is the other constituent party to such merger, if such Person survives the merger, or, if there is more than one such Person, the Person, the Common Stock of which has the highest aggregate Current Market Price or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation; and

(ii)       in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Stock of which has the highest aggregate Current Market Price; provided, however, that in any such case: (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” will refer to such other Person; (2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stocks (or similar equity interests) of two or more of which are and have been so registered, “Principal Party” will refer to whichever of such Persons is the issuer of the Common Stock having the highest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above will apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)       The Company may not consummate any Flip-Over Event unless the Principal Party has a sufficient number of authorized shares of its Flip-Over Stock that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Flip-Over Event, the Principal Party, at its own expense, shall:

(i)       if the Principal Party is required to file a registration statement pursuant to the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (A) prepare and file such registration statement; (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date; and (C) take such action as may be required to ensure that any acquisition of such securities that may be acquired upon exercise of the Rights complies with any applicable state security or “blue sky” laws as soon as practicable following the execution of such agreement;

(ii)       deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;

(iii)       use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities that may be acquired upon exercise of the Rights; and

(iv)       use its best efforts, if such Flip-Over Stock of the Principal Party is listed or admitted to trading on NASDAQ, the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities that may be acquired upon exercise of the Rights on NASDAQ, the NYSE or on such securities exchange, or if the securities of the Principal Party that may be acquired upon exercise of the Rights are not listed or admitted to trading on NASDAQ, the NYSE or a national securities exchange, to cause the Rights and the securities that may be acquired upon exercise of the Rights to be authorized for quotation on any other system then in use; and

(v)       obtain waivers of any rights of first refusal or preemptive rights in respect of the Flip-Over Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d)       In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction has a provision in any of its authorized securities or in its certificate or articles of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Flip-Over Stock of such Principal Party at less than the then Current Market Price or securities exercisable for, or convertible into, Flip-Over Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Flip-Over Stock of such Principal Party pursuant to the provisions of this Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, then, in each such case, the Company may not consummate any such transaction unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such transaction.

(e)       The provisions of this Section 13 shall apply similarly to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event occurs after the Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

(f)       Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Related Persons) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

SECTION 14. Fractional Rights; Fractional Shares; Waiver.

(a)       The Company is not required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(o) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the Persons to which such fractional Rights would otherwise be issuable an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right is the Closing Price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable.

(b)       The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the Current Market Price of one one-thousandth of a share of Preferred Stock is one one-thousandth of the Closing Price of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.

(c)       Following the occurrence of one of the events specified in Section 11 hereof giving rise to the right to receive Common Stock, Common Stock Equivalents or other securities upon the exercise of a Right, the Company will not be required to issue fractions of shares of Common Stock, Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, Common Stock Equivalents or other securities. In lieu of fractional shares of Common Stock, Common Stock Equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one share of Common Stock, Common Stock Equivalents or other securities. For purposes of this Section 14(c), the Current Market Price of one share of Common Stock is the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.

(d)       The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e)       Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

SECTION 15. Rights of Action.

All rights of action in respect of this Agreement, other than the rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock), may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person (including, without limitation, the Company) subject to this Agreement.

SECTION 16. Agreement of Rights Holders.

Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)       prior to the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock also constitute certificates for Rights) and each Right is transferable only in connection with the transfer of the Common Stock;

(b)       after the Distribution Date, the Rights Certificates shall be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, as determined in the sole discretion of the Rights Agent;

(c)       subject to Section 6(a) and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d)       notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent has any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

SECTION 17. Rights Certificate Holder Not Deemed a Stockholder.

No holder, as such, of any Rights Certificate is entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 26 hereof, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Right evidenced by such Rights Certificate have been exercised in accordance with the provisions hereof.

SECTION 18. Duties of Rights Agent.

The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, or, prior to the Distribution Date, Common Stock, by their acceptance thereof, shall be bound:

(a)       The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Rights Agent or the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will have no liability for or in respect of, any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b)       Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chairman of the Board, Chief Financial Officer, Chief Commercial Officer, Chief Technology Officer, General Counsel, Corporate Secretary or any Executive Vice President of the Company and delivered to the Rights Agent in accordance with Section 27 hereof; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate from an officer of the Company as set forth in the preceding sentence.

(c)       The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a court of competent jurisdiction in a final non-appealable order, judgment, decree or ruling). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and its affiliates, directors, employees, representatives and advisors and to hold them harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d)       The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature thereof), but all such statements and recitals are deemed to have been made by the Company only.

(e)       The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon), or any modification or order of any court, tribunal or governmental authority in connection with the foregoing; nor will it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor will it be liable or responsible for any change in the exercisability of the Rights (including, but not limited to, the Rights becoming null and void pursuant to Section 7(e) hereof) or any change or adjustment in the terms of the Rights including, but not limited, to any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12 hereof, upon which the Rights Agent may rely); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock, the Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f)       The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

(g)       The Rights Agent is hereby authorized and directed to accept verbal or written instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chief Executive Officer, Chairman of the Board, Chief Financial Officer, Chief Commercial Officer, Chief Technology Officer, General Counsel, Corporate Secretary or any Executive Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties hereunder, and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall have no duty to independently verify the accuracy or completeness of such advice or such instructions and shall incur no liability for or in respect of any action taken or suffered or omitted to be taken by it in accordance with such advice or instructions of any such officer or for any delay in acting while waiting for such advice or instructions. The Rights Agent will not be held to have notice of any change of authority of any person until its receipt of written notice thereof from the Company in accordance with Section 27 hereof. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent verbal or written instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h)       The Rights Agent and any stockholder, affiliate, director, officer, employee, agent or representative of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent (or its stockholders, affiliates, directors, officers, employees, agents or representatives) from acting in any other capacity for the Company or for any other Person.

(i)       The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and/or employees) or by or through its attorneys or agents, and the Rights Agent shall not be liable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

(j)       No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)       If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

SECTION 19. Concerning the Rights Agent.

(a)       The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable and documented expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its affiliates, employees, officers, directors, representatives and advisors for, and to hold it harmless against, any loss, liability, damage, demand, judgment, fine, penalty, claim, settlement, cost or expense (including the reasonable and documented fees and expenses of legal counsel) for any action taken, suffered or omitted to be taken by the Rights Agent pursuant to or arising from this Agreement or in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

(b)       The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or Book Entry for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statements or other paper or document believed by it to be genuine and to be signed, executed and shall not be obligated to verify the accuracy or completeness of such instrument, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statements or other paper or document and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or upon any written instructions or statements from the Company with respect to any matter relating to its acting as Rights Agent hereunder without further inquiry or examination on its part, or otherwise upon the advice or opinion of counsel as set forth in Section 18(a) hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c)       Notwithstanding anything in this Agreement to the contrary, in no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company in accordance with Section 27 hereof of the assertion of such action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to provide such notice promptly shall not affect the rights of the Rights Agent hereunder and shall not relieve the Company of any liability to the Rights Agent, except to the extent that such failure actually prejudices the Company. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim, unless such action, proceeding, suit or claim is (a) brought by the Rights Agent or (b) the Rights Agent reasonably determines that there may be a conflict of interest between the Company and the Rights Agent in the defense of an action and the Rights Agent does in fact assume the defense. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim, and provided that the Rights Agent does not have defenses that are adverse to or different from any defenses of the Company. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which shall not be unreasonably withheld.

(d)       The provisions of Section 18 and this Section 19 hereof shall survive the termination or expiration of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination or expiration of the Rights. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and its affiliates, directors, employees, representatives and advisors and hold them harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever. Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Rights Agent during the 12 months immediately preceding the event for which recovery from the Rights Agent is being sought.

SECTION 20. Merger or Consolidation or Change of Name of Rights Agent.

(a)       Any Person into which the Rights Agent or any successor Rights Agent is merged or with which the Rights Agent or any successor Rights Agent is consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)       In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

SECTION 21. Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon at least thirty (30) days’ notice in writing to the Company in accordance with Section 27 hereof, and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Preferred Stock and the Common Stock, by first class mail, postage prepaid, or by nationally recognized overnight delivery in which case the Company will give or cause to be given written notice to the registered holders of the Rights Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon at least thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (such holder shall, with such notice, submit its Rights Certificate for inspection by the Company), then the incumbent Rights Agent or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which at the time of its appointment as Rights Agent has, along with its Affiliates, a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose in each case at the sole expense of the Company. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. Issuance of New Rights Certificates.

Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Exercise Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise of a Right) and prior to the redemption or the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate may be issued if, and to the extent that, the Company, in its sole discretion, determines that such issuance would jeopardize or endanger the value or availability to the Company of the Tax Benefits or otherwise create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate may be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

SECTION 23. Redemption.

(a)       The Board may, within its sole discretion, at any time before the Distribution Date (the “Redemption Period”) cause the Company to redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price, as adjusted, the “Redemption Price”). Any such redemption will be effective immediately upon the action of the Board authorizing the same, unless such action of the Board expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board). Notwithstanding anything contained in this Agreement to the contrary, the Rights will not be exercisable after the Flip-In Event or the first occurrence of a Flip-Over Event until such time as the Company’s right of redemption hereunder has expired. The redemption of the Rights by the Board pursuant to this Section 23(a) may be made effective at such time, on such basis and with such conditions as the Board may establish, in its sole discretion. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock based on the Current Market Price or any other form of consideration deemed appropriate by the Board.

(b)       Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such redemptions have occurred); and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price shall be made. Neither the Company nor any of its Related Persons may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Certificate of Incorporation prior to the Distribution Date.

SECTION 24. Exchange.

(a)       The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per each outstanding Right, as appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any Acquiring Person, together with all of its Related Persons, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then-outstanding. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. From and after the occurrence of a Flip-Over Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) will thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a).

(b)       Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action or notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive a number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio; provided, however, that in connection with any exchange effected pursuant to this Section 24(b), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of more than 4.95% of the then-outstanding Common Stock. If (x) a holder would, but for the proviso in the immediately preceding sentence, be entitled to receive Excess Shares upon the exchange of any Rights and (y) the Board, in its sole discretion, makes a determination that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability to the Company of the Tax Benefits or the Board otherwise determines, in its sole discretion, that such holder’s receipt of Excess Shares is not in the best interests of the Company, then in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share Current Market Price of a share of Common Stock at the Close of Business on the Trading Day following the date the Board effects the forgoing exchange multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange; and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such exchange has occurred). The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights that shall be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)       The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Stock, as such term is defined in Section 11(b)) such that the Current Market Price of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the Current Market Price of one share of Common Stock as of the date of such exchange.

(d)       Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to Section 7(e) hereof. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all or a portion (as designated by the Board) of the shares of

Common Stock and other securities, if any, distributable pursuant to the Exchange, and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive a distribution of such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with all relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Related Persons (or former Beneficial Owners thereof and their Related Persons) as the Company reasonably requests in order to determine if such Rights are null and void. If any Person fails to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e) hereof and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

SECTION 25. Process to Seek Exemption

Any Person who desires to effect any acquisition of Common Stock that might, if consummated, result in such Person beneficially owning 4.95% or more of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, an additional share of Common Stock) (a “Requesting Person”) may request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Corporate Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Corporate Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Related Persons of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.95% or more of the then-outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall endeavor to respond to an Exemption Request within twenty (20) Business Days after receipt of such Exemption Request; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board and its advisors to assist the Board in making its determination. The Board shall only grant an exemption in response to an Exemption Request if the Board, in its sole discretion, determines that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person will not jeopardize or endanger the value or availability to the Company of the Tax Benefits or the Board otherwise determines, in its sole discretion, that the exemption is in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Tax Benefits. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and determination of the Board with respect thereto, unless the information contained in the Exemption Request or the determination of the Board with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by the Board.

SECTION 26. Notice of Certain Events.

(a)       In case the Company proposes, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) to pay any dividend payable in stock of any class or series to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions none of which is prohibited by Section 11(n) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give the Rights Agent and to each registered holder of a Rights Certificate in accordance with Section 27 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is earlier; provided, however, that no such action shall be taken pursuant to this Section 26(a) that will or would conflict with any provision of the Certificate of Incorporation; provided, further, that no such notice is required pursuant to this Section 26 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

(b)       In case any Flip-In Event occurs, (i) the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 27 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof; and (ii) all references in paragraph (a) of this Section 26 to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, to any other securities that may be acquired upon exercise of a Right.

(c)       In case any Flip-Over Event occurs, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 27 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

SECTION 27. Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class or express

United States mail, FedEx or UPS, postage prepaid and properly addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

If to the Company, at its address at:

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

Attention: General Counsel and Secretary

with a copy to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas, 32nd Floor

New York, NY 10036

Attention: Lawrence S. Elbaum

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent in writing by first-class or express United States mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Continental Stock Transfer & Trust Company

2 Broadway

New York, NY 10004

Attention: Account Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of shares of Common Stock) shall be sufficiently given or made if sent in writing by first-class or express United States mail, FedEx or UPS, postage prepaid or overnight delivery service and properly addressed, to such holder at the address of such holder as shown on the registry books of the Company.

SECTION 28. Supplements and Amendments.

Except as otherwise provided in this Section 28, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity; (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; (c) shorten or lengthen any time period hereunder, including, without limitation, the Expiration Date; (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after the time that any Person becomes an Acquiring Person, this Agreement may not be supplemented or amended in any manner that would (a) adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void pursuant to Section 7(e) hereof) as such, (b) cause the Rights again to become redeemable or (c) cause this Agreement to become amendable other than in accordance with this Section 28. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. Any such supplement or amendment shall be evidenced in writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment; provided, however, that any supplement or amendment that does not amend Sections 18, 19, 20, 21 or this Section 28 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. The Company shall provide within three (3) Business Days of the adoption of an amendment to the Agreement written notification of such amendment to the Rights Agent. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. The Rights Agent acknowledges that time is of the essence in connection with its execution of any such proposed supplement or amendment. Any failure to execute such proposed supplement or amendment shall not affect the validity of the actions taken by the Board pursuant to this Section 28.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

SECTION 29. Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 30. Determinations and Actions by the Board.

(a)       For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or Section 382 of the Code and the Treasury Regulations promulgated thereunder, as applicable. Except as otherwise specifically provided herein, the Board, or any committee thereof, has the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (a) to interpret the provisions of this Agreement, and (b) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23 hereof, to exchange or not exchange the rights in accordance with Section 24 hereof, to amend or not amend this Agreement in accordance with Section 28 hereof; provided that such supplement or amendment does not adversely affect the rights, duties, obligations or immunities of the Rights Agent under this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board, or any committee thereof, shall be (i) be final, conclusive, and binding on the Company, the Rights Agent (except with respect to the Rights Agent’s rights, duties, obligations or immunities under this Agreement), the holders of the Rights and all other parties; and (ii) not subject the Board or any member thereof to any liability to the holders of the Rights. The Rights Agent is entitled to always assume that the Board, or any committee thereof, acted in good faith and shall be fully protected and incur no liability in reliance thereon.

SECTION 31. Benefits of this Agreement.

Nothing in this Agreement may be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; rather, this Agreement is for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock of the Company).

SECTION 32. Tax Compliance and Withholding.

The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to Sections 1441, 1442, 1445, 1471 through 1474, and 3406 of the Code or by any federal or state statutes subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting, or payment except as specifically instructed by the Company.

SECTION 33. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void or unenforceable and the Board determines in good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and will not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board; provided, further, that if any such severed term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, then the Rights Agent shall be entitled to resign immediately.

SECTION 34. Governing Law.

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made, without reference to its conflicts of law principles, and performed entirely within such State.

SECTION 35. Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 36. Interpretation.

The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, whenever a specific provision of the Code or a specific Treasury Regulation is referenced, such reference shall also apply to any successor or replacement provision or Treasury Regulation, as applicable.

SECTION 37. Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, pandemic, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties with information, labor dispute, accident or failure or malfunction of any utilities, communication or computer (software or hardware) services or similar occurrence).

Signature Page To Follow On Next Page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., as the Company

By:	/s/ John J. Arminas
Name:	John J. Arminas
Title:	Vice President of Administration, General Counsel and Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

SIGNATURE PAGE TO TAX BENEFITS PRESERVATION PLAN

Exhibit A

CERTIFICATE OF DESIGNATIONS

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

(Pursuant to Section 151 of the Delaware General Corporation Law)

In accordance with Section 151 of the Delaware General Corporation Law, the undersigned corporation hereby certifies that the following resolution was adopted by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), at a meeting duly called and held:

RESOLVED, that pursuant to the authority granted to and vested in the board of directors of this Company (the “Board”) in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company, as amended, and as may be amended from time to time (the “Certificate of Incorporation”), the Board hereby creates a series of Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

(1) Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 18,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then-outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

(2) Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of the common stock, par value $0.001 per share (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this subsection immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

(3) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in any other certificate of designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

(1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Company or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(4) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

(5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (A) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) an amount, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(7) Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(8) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

(9) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock, and shall rank senior to the Common Stock as to such matters.

(10) Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

(11) Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share, which fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

Exhibit B

SUMMARY OF RIGHTS

TO PURCHASE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

The Board of Directors (the “Board”) of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The dividend is payable on September 3, 2020 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $35.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Tax Benefits Preservation Plan dated as of August 24, 2020, as the same may be amended from time to time (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”).

Until the earlier to occur of (i) the close of business on the tenth business day after a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 4.95% or more of the outstanding shares of Common Stock and (ii) the close of business on the tenth business day after the commencement by any person of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in such person becoming the beneficial owner of 4.95% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates (or book entry shares) outstanding as of the Record Date, by such Common Stock certificate (or book entry shares) together with this Summary of Rights.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration or redemption of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of such legend will be furnished to holders of book entry shares. Until the Distribution Date (or earlier expiration or redemption of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the earliest of (i) the close of business on August 24, 2023, (ii) the time at which the Rights are redeemed or exchanged by the Company, in each case as described below, (iii) upon the occurrence of certain mergers or other transactions approved in advance by the Board and (iv) the close of business on the date set by the Board following a determination by the Board that (x) the Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits (as defined in the Rights Agreement) or (y) no Tax Benefits are available to be carried forward or are otherwise available.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (i) $1,000.00 per share (plus any accrued but unpaid dividends), and (ii) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person and affiliates and associates of the Acquiring Person which will thereupon become null and void) will, following the Distribution Date, have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right, unless the Rights were earlier redeemed or exchanged.

In connection with any exercise or exchange of the Rights, no holder of a Right will be entitled to receive shares of Common Stock if receipt of such shares would result in such holder, together with such holder’s affiliates and associates, beneficially owning more than 4.95% of the then-outstanding Common Stock (such shares, the “Excess Shares”) and the Board determines that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability of the Tax Benefits or the Board otherwise determines that such holder’s receipt of Excess Shares is not in the best interests of the Company. In lieu of such Excess Shares, such holder will only be entitled to receive cash or a note or other evidence of indebtedness with a principal amount equal to the then-current market price of the Common Stock multiplied by the number of Excess Shares that would otherwise have been issuable.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person and affiliates and associates of the Acquiring Person which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights beneficially owned by such Acquiring Person and affiliates and associates of such Acquiring Person which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Company may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (i) cure any ambiguity, (ii) correct or supplement any provision of the Rights Agreement that may be defective or inconsistent with any other provisions of the Rights Agreement, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) otherwise change, amend or supplement any provision that the Company may deem necessary or desirable. However, from and after the time when any person or group of persons becomes an Acquiring Person, the Rights Agreement may not be amended or supplemented in any manner that would, among other things, adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K filed on August 24, 2020.

A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

Exhibit C

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER AUGUST 24, 2023 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY OR SUCH OTHER EARLIER EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR A RELATED PERSON OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE NULL AND VOID, AS LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR A RELATED PERSON OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.]*

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Rights Certificate

This certifies that                         , or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan dated as of August 24, 2020, as amended from time to time (the “Rights Agreement”), by and between Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on August 24, 2023, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, at a purchase price of $35.00 per one one-thousandth share of Preferred Stock (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share as set forth above, are the number and Exercise Price as of August 24, 2020, based on the Preferred Stock as constituted at such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement. Capitalized terms used and not defined herein shall have the meanings specified in the Rights Agreement.

From and after the occurrence of the Flip-In Event or a Flip-Over Event, the Rights evidenced by this Rights Certificate beneficially owned by (i) an Acquiring Person or a Related Person of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Related Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or a Related Person of an Acquiring Person shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-In Event or Flip-Over Event.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be null and void as long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Rights Agreement, the Exercise Price and the number and kind of shares of Preferred Stock or other securities which may be acquired upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right at any time prior to the Distribution Date.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per each outstanding Right or, in certain circumstances, other equity securities of the Company which are deemed by the Board to have the same value as shares of Common Stock, subject to adjustment.

In connection with any exercise or exchange of the Rights, no holder of a Right will be entitled to receive shares of Common Stock if receipt of such shares would result in such holder, together with such holder’s affiliates and associates, beneficially owning more than 4.95% of the then-outstanding Common Stock (such shares, the “Excess Shares”) and the Board determines that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability of the Tax Benefits (as such term is defined in the Rights Agreement) or the Board otherwise determines that such holder’s receipt of Excess Shares is not in the best interests of the Company. In lieu of such Excess Shares, such holder will only be entitled to receive cash or a note or other evidence of indebtedness with a principal amount equal to the then-current market price of the Common Stock multiplied by the number of Excess Shares that would otherwise have been issuable.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.

Dated as of                     ,                 .

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:
Name:
Title:

Countersigned:

Dated as of                         ,                 .

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:
Authorized Signatory

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if

such holder desires to transfer the

Rights Certificate.)

FOR VALUE RECEIVED                                                                     hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated                 ,                 .

Signature

Signature Medallion Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2)       after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of any such Person.

Dated                 ,                 .

Signature

Signature Medallion Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder

desires to exercise Rights represented

by the Rights Certificate.)

To:

The undersigned hereby irrevocably elects to exercise                  Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or such other property which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or such other securities of the Company or of any other person or such other property as may be issuable upon the exercise of the Rights) be issued in the name of and delivered to:

(Please print name and address)

Please insert social security
or other identifying number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security
or other identifying number:

Dated                 ,                 .

Signature

Signature Medallion Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Person (as such terms are defined in the Rights Agreement); and

(2)       after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or a Related Person of any such Person.

Dated                     ,                 .

Signature

Signature Medallion Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a level acceptable to the Rights Agent.

In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or a Related Person thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

Appendix B

AMENDED AND RESTATED

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

2017 EQUITY INCENTIVE PLAN

Universal Stainless & Alloy Products, Inc. sets forth below the terms of its Amended and Restated 2017 Equity Incentive Plan.

1. PURPOSE

The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, Non-employee Directors, employees, consultants and advisors. The Plan is also intended to motivate Participants to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing Participants with an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Prior Plans.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

“Acquiror” shall have the meaning set forth in Section 15.2.1.

“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with,” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Amendment and Restated Effective Date” means May 5, 2021, the date the amendment and restatement of the Plan was approved by the Stockholders.

“Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Board.

“Award” means a grant under the Plan of an Option, SAR, Restricted Stock, RSU, Other Share-based Award or cash award.

“Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant that evidences and sets out the terms of an Award.

“Board” means the Board of Directors of the Company.

“Cause” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement: (i) the commission of any act by a Participant constituting financial dishonesty against the Company or its Affiliates; (ii) a Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would: (a) adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a Participant to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board; or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies or willful and deliberate non-performance of duty by the Participant in connection with the business affairs of the Company or its Affiliates. A Separation from Service for Cause shall be deemed to include a determination by the Company in its sole discretion following a Participant’s Separation from Service that circumstances existing prior to such Separation from Service would have entitled the Company or an Affiliate to have terminated the Participant’s service for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the consummation of any of the following events:

(i) during any period of 12 consecutive months, the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(ii) a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(iii) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(iv) during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” for purposes of Section 409A.

“Code” means the Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee for purposes of the Plan (to the extent the Board has not designated another person, committee or entity as the Committee for purposes of the Plan). The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

“Company” means Universal Stainless & Alloy Products, Inc., a Delaware corporation, or any of its successors.

“Common Stock” means the common stock of the Company.

“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor under Form S-8.

“Detrimental Conduct” means, as determined by the Company in its sole discretion, the Participant’s serious misconduct or unethical behavior, including any of the following: (i) any violation by the Participant of a restrictive covenant agreement that the Participant has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.); (ii) any conduct by the Participant that could result in the Participant’s Separation from Service for Cause; (iii) the commission of a criminal act by the Participant, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant causing reputational harm to the Company, an Affiliate or a client or former client of the Company or an Affiliate; (iv) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (v) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules or procedures; or (vi) the Participant taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or its Affiliates.

“Disability” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement, the Participant is unable to perform each of the essential duties of the Participant’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s employment, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

“Effective Date” means May 3, 2017, the date the Plan was initially approved by the Stockholders.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” of a Share as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date or (ii) if the Common Stock is not then listed on a national securities exchange, or the value of the Common Stock is not otherwise determinable, such value as determined by the Board.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

“Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (iii) such other date as may be specified by the Board in the Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“New Shares” shall have the meaning set forth in Section 15.1.

“Non-employee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase one or more Shares pursuant to the Plan.

“Option Price” means the purchase price for each Share subject to an Option.

“Other Share-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Shares.

“Participant” means a person who, as a Service Provider, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” may refer to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.

“Plan” means this Amended and Restated Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan.

“Policy” shall have the meaning set forth in Section 3.2.2.

“Prior Plans” means, collectively, the Universal Stainless & Alloy Products, Inc. Omnibus Incentive Plan and the Universal Stainless & Alloy Products, Inc. Stock Incentive Plan.

“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock.

“Restricted Period” shall have the meaning set forth in Section 10.1.

“Restricted Stock” means restricted Shares, awarded to a Participant pursuant to Section 10.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the right to receive Shares, awarded to a Participant pursuant to Section 10.

“SAR Exercise Price” means the per Share exercise price of a SAR granted to a Participant.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933.

“Separation from Service” means the termination of the applicable Participant’s employment with, and performance of services for, the Company and each Affiliate. Unless otherwise determined by the Company in its sole discretion, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services to the Company or an Affiliate in a nonemployee director capacity or as an employee or consultant, as applicable, such change in status shall not be deemed a Separation from Service. A

Participant employed by, or performing services for, an Affiliate or a division of the Company or an Affiliate shall not be deemed to incur a Separation from Service if such Affiliate or division ceases to be an Affiliate or division of the Company, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider to), or member of the board of directors of, the Company or an Affiliate or a successor company or an affiliate or subsidiary thereof. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.

“Service Provider” means an employee, officer, Non-employee Director or Consultant of the Company or an Affiliate.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Section 9.

“Stockholders” means the stockholders of the Company.

“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

“Termination Date” means the date that is 10 years after the Amendment and Restatement Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

3. ADMINISTRATION OF THE PLAN

3.1 General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter. With respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided, however, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Plan or any Award Agreement, or with respect to any Award, shall be in the sole discretion of the Board and shall be final, binding and conclusive on all persons. Without limitation, the Board shall have full and final power and authority, subject to the other terms of the Plan, to:

(i)	designate Participants;

(ii)	determine the type of types of Awards to be made to Participants;5

(iii)	determine the number of Shares to be subject to an Award;

(iv)	establish the terms of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an Award or the Shares subject thereto and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)	prescribe the form of each Award Agreement; and

(vi)	amend, modify or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

3.2 Separation from Service for Cause; Clawbacks; Detrimental Conduct

3.2.1 Separation from Service for Cause

The Company may annul an Award if the Participant incurs a Separation from Service for Cause.

3.2.2 Clawbacks

All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy (the “Policy”) or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Policy that may apply to the Participant, whether adopted prior to or following the Amendment and Restatement Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.2.3 Detrimental Conduct

Except as otherwise provided by the Board, notwithstanding any provision of the Plan to the contrary, if a Participant engages in Detrimental Conduct, whether during the Participant’s service or after the Participant’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, state law or otherwise, the Participant shall forfeit or pay to the Company the following:

(a) any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b) any shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Separation from Service and within the 12-month period immediately before the Participant’s Separation from Service;

(c) the profit realized by the Participant from the exercise of any Options or SARs that the Participant exercised after the Participant’s Separation from Service or within the 12-month period immediately before the Participant’s Separation from Service, which profit is the difference between the Option Price of the Option or SAR Exercise Price of the SAR and the Fair Market Value of any shares or cash acquired by the Participant upon exercise of such Option or SAR; and

(d) the profit realized by the Participant from the sale, or other disposition for consideration, of any shares received by the Participant in connection with the Plan after the Participant’s Separation from Service and within the 12-month period immediately before the Participant’s Separation from Service and where such sale or disposition occurs in such similar time period.

3.3 Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

3.4 No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.5 Book Entry

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.

3.6 No Repricing

Notwithstanding any provision of the Plan to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms or conditions of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of Shares authorized to be issued under the Plan shall not exceed 968,357. In addition, Shares underlying any outstanding award granted under any Prior Plan that, following the Amendment and Restatement Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.

4.2 Share Counting

4.2.1 Any Award settled in cash shall not be counted as issued Shares for any purpose under the Plan.

4.2.2 If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.

4.2.3 If Shares issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.

4.2.4 If Shares issuable upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (that are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again be available for the grant of Awards.

4.2.5 Substitute Awards shall not be counted against the number of Shares available for the grant of Awards.

4.3 Award Limits

4.3.1 Incentive Stock Options

Subject to adjustment under Section 15, 968,357 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2 Individual Award Limits—Share-Based Awards

Subject to adjustment under Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) granted to any Participant in any calendar year shall not exceed the following number of Shares: (i) Options and SARs—100,000 Shares; and (ii) all share-based Performance Awards (including Restricted Stock, RSUs and Other Share-based Awards that are Performance Awards)—80,000 Shares.

4.3.3 Individual Award Limits—Cash-Based Awards

The maximum amount of cash-based Performance Awards granted to any Participant in any calendar year shall not exceed the following: (i) Annual Incentive Awards: $900,000; and (ii) all other cash-based Performance Awards: $500,000.

4.3.4 Director Awards

The maximum value of Awards granted during any calendar year to any Non-employee Director, taken together with any cash fees paid to such Non-employee Director during the calendar year and the value of awards granted to the Non-employee Director under any other equity compensation plan of the Company or an Affiliate during the calendar year, shall not exceed the following in total value (calculating the value of any Awards or other equity compensation plan awards based on the fair market value as of grant date for financial reporting purposes): (i) $1,000,000 for the Chair of the Board and (ii) $500,000 for each Non-employee Director other than the Chair of the Board.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1 Term

The Plan, as amended and restated, shall be effective as of the Amendment and Restatement Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the 10-year anniversary of the Amendment and Restatement Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2 Amendments and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No Awards shall be granted after the Termination Date. The applicable terms of the Plan, and any terms applicable to Awards granted prior to the Termination Date, shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension or termination of the Plan or any Award shall, without the consent of the Participant, materially impair rights or obligations under any Award theretofore awarded.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1 Service Providers

Subject to this Section 6, Awards may be granted to any Service Provider as the Board may determine and designate from time to time.

6.2 Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3 Stand-Alone, Additional, Tandem, and Substitute Awards

Awards may be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem or substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Board may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Stock).

6.4 Minimum Vesting Conditions

Notwithstanding anything to the contrary in this Plan, all Awards (other than cash-based Awards) approved under the Plan after the Amendment and Restatement Effective Date shall be subject to a vesting period or performance period, as applicable, of at least one year following the Grant Date; provided, however, that (1) up to five percent (5%) of the maximum limit set forth in Section 4.1 under this Plan may be issued without regard to the foregoing minimum vesting period, (2) the foregoing minimum vesting period shall not apply in the event of death, Disability, or other terminations of employment or service, or to Substitute Awards, and (3) the Committee may waive the restrictions set forth in this sentence in its sole discretion in the event of a Change in Control.

7. AWARD AGREEMENT

The grant of any Award may be contingent upon the Participant executing an appropriate Award Agreement, in such form or forms as the Board may determine. An Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification, such Options shall be deemed Nonqualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2 Vesting

Subject to Section 6.4 and Section 8.3, each Option shall become exercisable at such times and under such conditions (including performance requirements) as stated in the Award Agreement.

8.3 Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of the Option term stated in the Award Agreement not to exceed 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4 Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event that results in termination of the Option.

8.5 Method of Exercise

An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6 Rights of Holders of Options

Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder until the Shares covered thereby are fully paid and issued to him or her. Notwithstanding the foregoing, and except as set forth in Section 15, until the Shares covered by an Option are fully paid and issued to the holder thereof, no right to receive dividends or distributions will exist with respect to such Shares. Except as provided in Section 15 or, subject to the prior sentence, the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7 Delivery of Stock Certificate

Subject to Section 3.5, promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

8.8 Limitation on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such stockholder approval is obtained.

8.9 Early Exercise

An Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s Separation from Service to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment

A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value on the date of exercise over (ii) the SAR Exercise Price. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value on the Grant Date of the SAR to the extent required by Section 409A. Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising a SAR shall have none of the rights of a Stockholder until the Shares covered thereby are fully paid and issued to him or her. Notwithstanding the foregoing, and except as set forth in Section 15, until the Shares covered by a SAR are fully paid and issued to the holder thereof, no right to receive dividends or distributions will exist with respect to such Shares. Except as provided in Section 15 or, subject to the prior sentence, the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

9.2 Other Terms

Subject to Section 6.4, the Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms of any SAR.

9.3 Terms of SARs

The term of a SAR granted under the Plan shall be determined by the Board; provided, however, that such term shall not exceed 10 years.

9.4 Payment of SAR Amount

Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Shares, as set forth in the Award Agreement) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value on the date of exercise over the SAR Exercise Price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1 Restrictions

Subject to Section 6.4, At the time of grant, the Board may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or RSUs. Each Award of Restricted Stock or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2 Restricted Stock Certificates

The Company shall issue Shares, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of Shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3 Rights of Holders of Restricted Stock

Unless otherwise provided in the applicable Award Agreement, holders of Restricted Stock shall have rights as Stockholders, including voting and dividend rights. Except as set forth in Section 15, if the Committee provides that dividends or distributions will be received by holders of Restricted Stock and any such dividends or distributions are paid in cash, such dividends or distributions will be subject to the same provisions regarding forfeitability as the Restricted Stock with respect to which they were paid and if such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

10.4 Rights of Holders of RSUs

10.4.1 Settlement of RSUs

RSUs may be settled in cash or Shares, as set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified in Section 409A for short-term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.4.2 Voting and Dividend Rights

Unless otherwise provided in the applicable Award Agreement, holders of RSUs shall not have rights as Stockholders, including voting or dividend or dividend equivalents rights. Except as set forth in Section 15, if the Committee provides that dividends or distributions will be received by holders of RSUs and any such dividends or distributions are paid in cash, such dividends or distributions will be subject to the same provisions regarding forfeitability as the RSUs with respect to which they were paid and if such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.

10.4.3 Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms of the applicable Award Agreement.

10.5 Purchase of Restricted Stock

The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Board, in consideration for past services rendered.

10.6 Delivery of Shares

Subject to Section 3.5, upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Shares of Restricted Stock or RSUs settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

11. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1 General Rule

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2 Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.

11.3 Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4 Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Participant.

12. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1 Performance Conditions

Subject to Section 6.4, The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reduce the amounts payable under any Award subject to performance conditions. The Board may determine that Performance Awards shall be granted, exercised or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise or settlement of the Performance Awards. The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

12.1.1 Settlement of Performance Awards; Other Terms

Settlement of Performance Awards may be in cash, Shares, other Awards or other property. The Board may reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

13. OTHER SHARE-BASED AWARDS

13.1 Grant of Other Share-based Awards

Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company, including any other Company incentive compensation plan. The Board shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards and all other terms of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2 Terms of Other Share-based Awards

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14. REQUIREMENTS OF LAW

14.1 General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Board determines that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations and furnish such information as it may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

14.2 Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.3 Prohibition on Executive Officer Loans

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Non-employee Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1 Adjustments for Changes in Capital Structure

Subject to any required action by the Stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per Share of any outstanding Awards, and to the other terms and conditions of outstanding Awards, in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares that are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per Share of, and the other terms and conditions of, the outstanding Awards shall be adjusted in a fair and equitable manner. Any fractional share resulting from an adjustment pursuant to this Section 15.1 shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Board may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.

15.2 Change in Control

15.2.1 Consequences of a Change in Control

The Board may provide for any one or more of the following in connection with a Change in Control, which such actions need not be the same for all Participants:

(a) Accelerated Vesting. The Board may provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such terms, including a Participant’s Separation from Service prior to, upon or following such Change in Control, to such extent as determined by the Board. Notwithstanding the foregoing, the Board shall not provide for the acceleration of the vesting of an Award in connection with a dissolution or liquidation of the Company.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.2.1, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a Stockholder as of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by Stockholders pursuant to the Change in Control. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof that is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the Change in Control shall terminate and cease to be outstanding effective as of the Change in Control.

(c) Cash-Out of Awards. The Board may, without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity that is a party to the Change in Control or (iii) other property that, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. If such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For avoidance of doubt, if the amount determined pursuant to this Section 15.2.1(c) for an Option or SAR is zero or less, the affected Option or SAR may be cancelled without any payment.

15.3 Adjustments

Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16. NO LIMITATIONS ON COMPANY

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17. TERMS APPLICABLE GENERALLY TO AWARDS

17.1 Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

17.2 Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right or authority of the Board or its delegates to adopt such other compensation arrangements as the Board or its delegates determine desirable.

17.3 Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Board, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Participant. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

17.4 Other Provisions; Legends

Each Award Agreement may contain such other terms not inconsistent with the Plan as may be determined by the Board. Any stock certificates for any Shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company in its sole discretion may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange on which the Common Stock may then be listed and any applicable federal or state securities law, and the Company in its sole discretion may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions.

17.5 Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.6 Governing Law

The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly in connection with the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the Commonwealth of Pennsylvania and to have agreed that any related litigation shall be conducted solely in the courts of Allegheny County, Pennsylvania or the federal courts for the United States for the Western District of Pennsylvania, where the Plan is made and to be performed, and no other courts.

17.7 Section 409A

The Plan is intended to comply with Section 409A, and to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable pursuant to the Plan during the six-month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Board shall have any liability to any Participant for such tax or penalty.

17.8 Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9 Transferability of Awards

17.9.1 Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.

17.9.2 Family Transfers

If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10 Dividends and Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of Restricted Shares or RSUs may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Restricted Shares or RSUs that are unvested be payable before such Award has become earned and payable.

17.11 Data Protection

A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received or purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

17.12 Plan Construction

In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.

Adopted by the Board: January 28, 2017

Approved by the Stockholders: May 3, 2017

Amendment and Restatement adopted by the Board: March 26, 2021

Amendment and Restatement approved by the Stockholders: May 5, 2021

Scheduled Termination Date: May 5, 2031

Appendix C

AMENDED AND RESTATED

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE

The Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

II. DEFINITIONS

For purposes of administration of the Plan the following terms shall have the meanings indicated:

Amendment and Restatement Effective Date means the first day of the initial purchase period scheduled to commence upon the later of (i) July 1, 2021 or (ii) the effective date of the S-8 Registration Statement covering the shares of Stock issuable under the Plan.

Base Compensation means the regular base earnings paid to an Eligible Employee by one or more Participating Companies during such individual’s period of participation in the Plan, plus (i) any salary deferral contributions made by such individual to the Company’s 401(k) Plan during such period or contributions to a Code Section 125 plan and (ii) all overtime payments, bonuses, commissions, and other incentive payments, but excluding all contributions (other than Code Section 125 or Section 401(k) contributions) made by the Company or its Corporate Affiliates for such individual’s benefit under any employee benefit or welfare plan now or hereafter established.

Board means the Board of Directors of the Company.

Company means Universal Stainless & Alloy Products, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Universal Stainless & Alloy Products, Inc. which shall by appropriate action adopt the Plan.

Corporate Affiliate means any company that is either a “parent corporation” or a “subsidiary corporation” of the Company (as determined in accordance with Section 424(e) or (f), respectively, of the Code), including any parent or subsidiary corporation which becomes such after the Amendment and Restatement Effective Date.

Eligible Employee means any employee of the Company or any other Participating Company person who is customarily employed for a period of more than twenty (20) hours per week and more than five (5) months per calendar year.

Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate as may be authorized from time to time by the Board to offer the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan as of the Amendment and Restatement Effective Date are listed in attached Schedule A.

Plan Administrator shall have the meaning given such term in Article III.

Stock means shares of the common stock of the Company, par value $0.001 per share.

III. ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (or a committee of “disinterested” directors no fewer in number than required by Rule 16b-3 of the Securities and Exchange Commission (“Rule 16b-3”) as in effect with respect to the Company from time to time, which in either case is referred to as the “Board”) in accordance with Rule 16b-3. Subject to applicable law, the Board may from time to time select a committee or persons (the “Plan Administrators”) to be responsible for any matters for which a “Non-Employee Director” is not required by Rule 16b-3. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 of the Code the Plan Administrator shall have full authority to administer and interpret the Plan (a) in order to comply with the requirements of Section 423 of the Code and (b) in any other manner it believes to be desirable, and any such interpretation shall be final and binding on all parties who have an interest in the Plan.

IV. PURCHASE	PERIODS

A.       Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as the Plan shall have been terminated in accordance with Article VII.J or Article X.

B.       Except as set forth in this paragraph, each purchase period shall have a duration of six months. The initial purchase period will begin upon the later of (i) July 1, 2021 or (ii) the effective date of the S-8 Registration Statement covering the shares of Stock issuable under the Plan, and will end on December 31, 2021. The second purchase period will begin on January 1, 2022 and end on June 30, 2022. Subsequent purchase periods will begin on the successive July 1 or January 1.

C.       The Participant shall be granted a separate purchase right for each purchase period in which he or she participates. The purchase right shall be granted on the first business day of the purchase period and shall be automatically exercised on the last business day of the purchase period.

D.       Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

E.       Except as required by Section 423 of the Code, the acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

V. ELIGIBILITY	AND PARTICIPATION

A.       Each Eligible Employee of a Participating Company may begin participation in the Plan on the first business day of any purchase period following his or her commencement of employment with the Company or any Corporate Affiliate.

B.       In order to participate in the Plan, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) during the specified enrollment period for a purchase period. Any Participant whose purchase right is exercised and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new purchase right on the first business day of the succeeding purchase period.

C.       The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any whole percentage not in excess of ten (10%) percent of the Base Compensation paid to be Participant during the purchase period. The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive purchase period, unless the Participant shall change the rate for a subsequent purchase period by filing the appropriate form with the Plan Administrator (or its designate) prior to the commencement of that purchase period. A Participant may discontinue his participation in the Plan as provided in Section VII, but no other change can be made during a purchase period and, specifically, a Participant may not alter the amount of the Participant’s payroll deductions for such purchase period. Payroll deductions will automatically cease upon the termination of the Participant’s purchase right in accordance with Section VII.D or E below.

VI. STOCK	SUBJECT TO PLAN

A.       The Stock purchasable by Participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 400,000 shares (subject to adjustment under Section VI.B, below).

B.       If any change is made to the Stock purchasable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization, or other change affecting the outstanding Common Stock of the Company as a class without receipt of consideration, appropriate adjustments shall be made by the Board to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant under any one purchase right, and (iii) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.

VII. PURCHASE	RIGHTS

Each Participant in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

A.       Purchase Price. The purchase price per share shall be the lesser of (i) 85 percent of the fair market value of a share of Stock on the date on which the purchase right is granted or (ii) 85 percent of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value of a share of Stock on any date shall be the closing price per share of the Stock on such date, as reported on the NASDAQ National Market system. If there are no sales of Stock on such day, then the closing price for the Stock on the next preceding day for which such closing price is quoted shall be the fair market value.

B.       Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period for which such purchase right is outstanding, together with any amount carried over from the preceding purchase period pursuant to Section VII.F, by the purchase price in effect for the purchase period. However, the maximum number of shares purchasable by any Participant during any one purchase period shall not exceed one hundred (100) shares (subject to adjustment under Section VI.B).

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 423(b) and Code Section 424(d), or hold outstanding options or other rights to purchase), stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

C.       Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin with the first pay check received after the commencement date of the relevant purchase period and shall terminate with the last pay check received during the relevant purchase period. The amounts so collected shall be credited to the Participant’s individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

D.       Termination of Purchase Rights.

(i)       A Participant may terminate an outstanding purchase right under the Plan by filing a prescribed notification form with the Plan Administrator (or its designate) on or before ten (10) days before the end of any purchase period (or such date as may be established by the Plan Administrator from time to time). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the termination date: (a) have the Company refund the payroll deductions which the Participant made in that purchase period with respect to the terminated purchase right or (b) have such payroll deductions held for the purchase of shares on the last business day of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded promptly after the close of such purchase period.

(ii)       The termination of such purchase right shall be irrevocable. The Participant may not subsequently rejoin the purchase period for which such terminated purchase right was granted and may not participate in the next purchase period. Thereafter in order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization).

E.       Termination of Employment/Change of Status. Except as otherwise provided in this Section VII.E, if a Participant ceases to be employed by a Participating Company while his or her purchase right remains outstanding for any reason, or if there otherwise occurs a change in a Participant’s employee status so that the participant is no longer an Eligible Employee while holding a purchase right, then the purchase right shall immediately terminate upon the termination of employment or change in status, and all sums credited to the Participant’s individual account under the Plan shall be promptly refunded to the Participant (or, if the Participant dies, then the person or persons to whom the rights of a deceased Participant under the Plan are transferred by will or the laws of inheritance shall receive such sums).

For purposes of the Plan the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed 3 months, or if longer, so long as the Participant’s right to reemployment with the Participating Company is provided either by statute or by contract. If the period of leave exceeds 3 months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.

F.       Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Section VII.D or E above) shall automatically be purchased on the Participant’s behalf on the last business day of the purchase period. The purchase shall be effected by applying the amount credited to each Participant’s account on the last date of the purchase period to the purchase of whole shares of Stock (subject to the limitation in Section VII.B on the maximum number of purchasable shares) at the purchase price in effect for such purchase period. Any amount remaining in the Participant’s account after such purchase shall be held for the purchase of Stock in the next purchase period. However, any amount not applied to the purchase of Stock by reason of the limitation in Section VII.B shall be refunded promptly after the close of the purchase period.

G.       Proration of Purchase Rights. If the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

H.       Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by his or her outstanding purchase right under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII.F. No adjustments shall be made for dividends, distributions or other rights for which the record date is before the date of such purchase.

In lieu of delivering a stock certificate to each Participant, the Plan Administrator may in its discretion implement a designated broker program and direct the Company to issue a single stock certificate to a broker designated by the Plan Administrator. Such designated broker shall establish an account for each Participant in the Plan and shall effect transfers and sales from each such account at the direction of the specified Participant. To facilitate the designated broker program, the Plan Administrator may require, as a condition to participation in the Plan, that a Participant agree to the issuance of his or her stock certificates directly to the designated broker.

I.       Assignability. No rights granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime, the purchase right shall be exercisable only by the Participant.

J.       In the event of a Change in Control (as defined in the Company’s Amended and Restated 2017 Equity Incentive Plan), all outstanding purchase rights under the Plan shall automatically be exercised immediately before the effective date of such Change in Control by applying all sums previously collected from Participants during the purchase period in which such transaction occurs to the purchase of whole shares of Stock, subject however, to the applicable limitations of Section VII.B.

VIII. ACCRUAL	LIMITATIONS

A.       No participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under other purchase rights granted to the Participant under the Plan and (ii) similar rights accrued by the Participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its corporate Affiliates, would otherwise permit the Participant to purchase more than $25,000 in value of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

B.       For purposes of applying the accrual limitations of Section VIII.A, the right to acquire Stock pursuant to each purchase right granted under the Plan shall accrue as follows:

(i)       The right to acquire Stock under a purchase right shall accrue as and when the purchase right first becomes exercisable on the last business day of the purchase period for which the right is granted.

(ii)       No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 in value of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more other purchase rights granted to the Participant during such calendar year.

(iii)       If (and to the extent that) by reason of the Section VIII.A limitations, the Participant’s purchase right does not accrue on the last business day of the particular purchase period for which the right is granted, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

C.       In the event of a conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX. AMENDMENT	AND TERMINATION

The Board may from time to time alter, amend, suspend, or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan and provided, further, that no such action of the Board may, without the approval of the Company’s stockholders, increase the number of shares available under the Plan or the maximum number of shares that any one Participant may purchase under the Plan during a single purchase period (provided however, that the Plan Administrator shall have the authority to affect adjustments pursuant to Sections VI.B and VII.B without stockholder approval), alter the purchase price formula so as to reduce the purchase price specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan, materially modify the requirements for eligibility to participate in the Plan, or take effect if stockholder approval is required under Code Section 423.

X. GENERAL	PROVISIONS

A.       The Plan shall become effective on the Amendment and Restatement Effective Date, provided that (i) no purchase rights shall be granted under the Plan until the Plan shall have been approved by the Company’s stockholders and (ii) the Company shall have complied with all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation. In the event stockholder approval is not obtained, or such Company compliance is to effected, with twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

B.       The Plan shall terminate upon the earlier of (i) the last business days of the first purchase period ending in 2030 or (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan.

C.       All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

D.       Neither the action of the company in establishing the Plan, nor any action taken under the Plan by the board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the company or any Corporate Affiliate for any period of specific duration, and any person’s employment may be terminated at any time, with or without cause.

E.       The provisions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania without resort to the State’s conflict of laws rule.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2021 Annual Meeting of Stockholders

May 5, 2021,
10:00 A.M., local time

This Proxy is Solicited on Behalf
of The Board of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY								Please mark your votes like this
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING:

							FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as directors:	FOR all Nominees listed below	WITHHOLD AUTHORITY to vote (except as indicated to the contrary for all nominees listed below)		5.	Approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.	☐	☐	☐
		☐		☐			FOR	AGAINST	ABSTAIN
	NOMINEES: (01) Christopher L. Ayers (02) Judith L. Bacchus (03) M. David Kornblatt	(04) Dennis M. Oates (05) Udi Toledano			6.	Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered pubic accountants for 2021.	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)
		FOR	AGAINST	ABSTAIN	7.	OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.
2.	Approval of the compensation for the Company’s named executive officers.	☐	☐	☐
		FOR	AGAINST	ABSTAIN		THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.
3.	Ratification on an Advisory, Non-Binding Basis, of the Company’s Tax Benefits Preservation Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN			CONTROL NUMBER
4.	Approval of the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan.	☐	☐	☐

Signature	Signature	Date	, 2021.

Note: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

▲  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ▲

PROXY

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 5, 2021

The undersigned hereby appoints Dennis M. Oates and John J. Arminas, and each of them, with full power of substitution, proxies to vote all shares of common stock, $.001 par value, of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at its Bridgeville Facility, 600 Mayer Street, Bridgeville, Pennsylvania 15017, on May 5, 2021 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY COMPLETED, EXECUTED, DATED AND RETURNED, WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE ON A PROXY THAT IS PROPERLY COMPLETED, SIGNED, DATED AND RETURNED, THE PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTER HEREIN.

(Continued, and to be marked, dated and signed, on the other side)